Exhibit 10.2

Execution Version

Published CUSIP Number: 645 86RAA6

$250,000,000 REVOLVING CREDIT FACILITY

AMENDED AND RESTATED CREDIT AGREEMENT

by and among

NEW JERSEY NATURAL GAS COMPANY

and

EACH OF THE GUARANTORS PARTY HERETO

and

THE LENDERS PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent

JPMORGAN CHASE BANK, N.A., WELLS FARGO BANK, NATIONAL
ASSOCIATION, and U.S. BANK NATIONAL ASSOCIATION, as Syndication Agents

BANK OF AMERICA, N.A., MIZUHO BANK, LTD., and TD BANK, N.A., as
Documentation Agents

and

PNC CAPITAL MARKETS LLC,

JPMORGAN CHASE BANK, N.A., WELLS FARGO SECURITIES, LLC and U.S. BANK
NATIONAL ASSOCIATION, as Joint Lead Arrangers

Dated as of December 5, 2018

4.	INTEREST RATES			57
	4.1	Interest Rate Options		57
		4.1.1	Revolving Credit Interest Rate Options	57
		4.1.2	Rate Quotations	58
	4.2	Interest Periods		58
		4.2.1	Amount of Borrowing Tranche	58
		4.2.2	Renewals	58
	4.3	Interest After Default		58
	4.4	LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available		59
		4.4.1	Unascertainable	59
		4.4.2	Illegality; Increased Costs; Deposits Not Available	59
		4.4.3	Administrative Agent's and Lender’s Rights	60
	4.5	Selection of Interest Rate Options		60
	4.6	Successor LIBOR Rate Index		60

5.	PAYMENTS			61
	5.1	Payments		61
	5.2	Pro Rata Treatment of Lenders		62
	5.3	Sharing of Payments by Lenders		62
	5.4	Presumptions by Administrative Agent		63
	5.5	Interest Payment Dates		63
	5.6	Voluntary Prepayments		64
		5.6.1	Right to Prepay	64
		5.6.2	Replacement of a Lender	65
		5.6.3	Designation of a Different Lending Office	65
	5.7	Voluntary Commitment Reductions		66
	5.8	Interbank Market Presumption		66
	5.9	Increased Costs		66
		5.9.1	Increased Costs Generally	66
		5.9.2	Capital Requirements	67
		5.9.3	Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans	67
		5.9.4	Delay in Requests	67
	5.10	Taxes		68
		5.10.1	Issuing Lender	68
		5.10.2	Payments Free of Taxes	68
		5.10.3	Payment of Other Taxes by the Loan Parties	68
		5.10.4	Indemnification by the Loan Parties	68
		5.10.5	Indemnification by the Lenders	68
		5.10.6	Evidence of Payments	69
		5.10.7	Status of Lenders	69
		5.10.8	Treatment of Certain Refunds	71
		5.10.9	Survival	72
	5.11	Indemnity		72
	5.12	Settlement Date Procedures		72

6.	REPRESENTATIONS AND WARRANTIES			73
	6.1	Representations and Warranties		73
		6.1.1	Organization and Qualification	73
		6.1.2	Subsidiaries	73
		6.1.3	Power and Authority	73
		6.1.4	Validity and Binding Effect	73
		6.1.5	No Conflict	74
		6.1.6	Litigation	74
		6.1.7	Title to Properties	74
		6.1.8	Historical Statements; No Material Adverse Change	75
		6.1.9	Use of Proceeds; Margin Stock	75
		6.1.10	Full Disclosure	75
		6.1.11	Taxes	76
		6.1.12	Consents and Approvals	76
		6.1.13	No Event of Default; Compliance With Instruments	76
		6.1.14	Patents, Trademarks, Copyrights, Licenses, Etc.	76
		6.1.15	[Reserved]	76
		6.1.16	Compliance With Laws	76
		6.1.17	Investment Companies	77
		6.1.18	Plans and Benefit Arrangements	77
		6.1.19	Environmental Matters	78
		6.1.20	Senior Debt Status	78
		6.1.21	Permitted Related Business Opportunities	78
		6.1.22	Anti-Terrorism Laws; Anti-Corruption Laws	78
		6.1.23	Solvency	79
		6.1.24	Beneficial Ownership Exemption	79
		6.1.25	No EEA Financial Institution	79

7.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT			79
	7.1	First Loans and Letters of Credit		79
		7.1.1	Officer's Certificate	79
		7.1.2	Secretary's Certificate	79
		7.1.3	Opinion of Counsel	80
		7.1.4	Legal Details	80
		7.1.5	Payment of Fees	80
		7.1.6	Consents	80
		7.1.7	Material Adverse Change	81
		7.1.8	No Violation of Laws	81
		7.1.9	No Actions or Proceedings	81
		7.1.10	Termination of Commitments and Repayment of Outstanding Indebtedness	81
		7.1.11	Regulatory Approvals	81
		7.1.12	Lien Searches	81
		7.1.13	Additional Information	81
		7.1.14	Payment of Fees	82
	7.2	Each Loan or Letter of Credit		82

8.	COVENANTS			82
	8.1	Affirmative Covenants		82
		8.1.1	Preservation of Existence, Etc.	82
		8.1.2	Payment of Liabilities, Including Taxes, Etc.	82
		8.1.3	Maintenance of Insurance	83
		8.1.4	Maintenance of Properties and Leases	83
		8.1.5	Maintenance of Patents, Trademarks, Etc.	83
		8.1.6	Visitation Rights	83
		8.1.7	Keeping of Records and Books of Account	84
		8.1.8	Plans and Benefit Arrangements	84
		8.1.9	Compliance With Laws	84
		8.1.10	Use of Proceeds	84
		8.1.11	Mortgage Indenture Covenants	85
		8.1.12	Anti-Terrorism Laws and Anti-Corruption Laws	85
		8.1.13	Keepwell	85
		8.1.14	Additional Information	85
		8.1.15	Joinder of Guarantors	85
	8.2	Negative Covenants		86
		8.2.1	Indebtedness	86
		8.2.2	Liens	87
		8.2.3	[Reserved]	87
		8.2.4	Loans and Investments	87
		8.2.5	Liquidations, Mergers, Consolidations, Acquisitions	88
		8.2.6	Dispositions of Assets or Subsidiaries	89
		8.2.7	Affiliate Transactions	89
		8.2.8	Subsidiaries as Guarantors	90
		8.2.9	Continuation of or Change in Business; Joint Ventures	90
		8.2.10	Plans and Benefit Arrangements	90
		8.2.11	Fiscal Year	90
		8.2.12	Maximum Leverage Ratio	91
		8.2.13	Modifications to Organizational Documents	91
		8.2.14	No Limitation on Dividends and Distributions by Borrower or its Subsidiaries	91
		8.2.15	Restricted Payments	91
		8.2.16	[Reserved]	91
		8.2.17	Off-Balance Sheet Financing	91
		8.2.18	[Reserved]	92
		8.2.19	Anti-Terrorism Laws	92
	8.3	Reporting Requirements		92
		8.3.1	Quarterly Financial Statements	92
		8.3.2	Annual Financial Statements	93
		8.3.3	Certificate of the Borrower	93
		8.3.4	Notice of Default	93
		8.3.5	Notice of Litigation	93
		8.3.6	Notice of Change in Debt Rating	94
		8.3.7	Budgets, Forecasts, Other Reports and Information	94

		8.3.8	Notices Regarding Plans and Benefit Arrangements	94
		8.3.9	Electronic Delivery	95

9.	DEFAULT			95
	9.1	Events of Default		95
		9.1.1	Payments Under Loan Documents	96
		9.1.2	Breach of Warranty	96
		9.1.3	Breach of Negative Covenants, Visitation Rights	96
		9.1.4	Breach of Other Covenants	96
		9.1.5	Defaults in Other Agreements or Indebtedness	96
		9.1.6	Final Judgments or Orders	97
		9.1.7	Loan Document Unenforceable	97
		9.1.8	[Reserved]	97
		9.1.9	[Reserved]	97
		9.1.10	Insolvent	97
		9.1.11	Events Relating to Pension Plans and Multiemployer Plans	97
		9.1.12	Cessation of Business	97
		9.1.13	Change of Control	98
		9.1.14	Relief Proceedings	98
	9.2	Consequences of Event of Default		98
		9.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings	98
		9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings	98
		9.2.3	Set-off	99
		9.2.4	Application of Proceeds	99

10.	THE ADMINISTRATIVE AGENT			100
	10.1	Appointment and Authority		100
	10.2	Rights as a Lender		100
	10.3	Exculpatory Provisions		101
	10.4	Reliance by Administrative Agent		102
	10.5	Delegation of Duties		102
	10.6	Resignation of Administrative Agent		102
	10.7	Non-Reliance on Administrative Agent and Other Lenders		103
	10.8	No Other Duties, etc.		103
	10.9	Administrative Agent's Fee		104
	10.10	Authorization to Release Guarantors		104
	10.11	No Reliance on Administrative Agent's Customer Identification Program		104
	10.12	Plan Assets		104

11.	MISCELLANEOUS			105
	11.1	Modifications, Amendments or Waivers		105
		11.1.1	Increase of Commitment	105
		11.1.2	Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment	105

	11.1.3	Release of Guarantor	106
	11.1.4	Miscellaneous	106
11.2	No Implied Waivers; Cumulative Remedies		107
11.3	Expenses; Indemnity; Damage Waiver		107
	11.3.1	Costs and Expenses	107
	11.3.2	Indemnification by the Borrower	107
	11.3.3	Reimbursement by Lenders	108
	11.3.4	Waiver of Consequential Damages, Etc.	108
	11.3.5	Payments	109
11.4	Holidays		109
11.5	Notices; Effectiveness; Electronic Communication		109
	11.5.1	Notices Generally	109
	11.5.2	Electronic Communications	109
	11.5.3	Change of Address, Etc.	110
11.6	Severability		110
11.7	Duration; Survival		110
11.8	Successors and Assigns		110
	11.8.1	Successors and Assigns Generally	110
	11.8.2	Assignments by Lenders	111
	11.8.3	Register	112
	11.8.4	Participations	112
	11.8.5	Certain Pledges; Successors and Assigns Generally	113
11.9	Confidentiality		114
	11.9.1	General	114
	11.9.2	Sharing Information With Affiliates of the Lenders	114
11.10	Counterparts; Integration; Effectiveness		115
11.11	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL		115
	11.11.1	Governing Law	115
	11.11.2	SUBMISSION TO JURISDICTION	115
	11.11.3	WAIVER OF VENUE	116
	11.11.4	SERVICE OF PROCESS	116
	11.11.5	WAIVER OF JURY TRIAL	116
11.12	[Reserved]		116
11.13	USA Patriot Act Notice		116
11.14	Acknowledgement and Consent to Bail-In of EEA Financial Institutions Contractual Recognition of Bail-In		117
11.15	No Advisory or Fiduciary Responsibility		117
11.16	Amendment and Restatement		118

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	-	PRICING GRID
SCHEDULE 1.1(B)	-	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(P)	-	PERMITTED LIENS
SCHEDULE 2.9.1	-	EXISTING LETTERS OF CREDIT
SCHEDULE 6.1.12	-	CONSENTS AND APPROVALS
SCHEDULE 6.1.21	-	PERMITTED RELATED BUSINESS OPPORTUNITIES
SCHEDULE 8.2.1	-	EXISTING INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(G)(1)	-	GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)	-	GUARANTY AGREEMENT
EXHIBIT 1.1(R)	-	REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)	-	SWING LOAN NOTE
EXHIBIT 2.4	-	LOAN REQUEST
EXHIBIT 2.5	-	SWING LOAN REQUEST
EXHIBIT 2.11	-	LENDER JOINDER
EXHIBIT 5.7	-	COMMITMENT REDUCTION NOTICE
EXHIBIT 5.10.7(A)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.10.7(B)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.10.7(C)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.10.7(D)	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 8.3.3	-	COMPLIANCE CERTIFICATE

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (as hereafter amended, the "Agreement") is dated as of December 5, 2018 and is made by and among NEW JERSEY NATURAL GAS COMPANY, a New Jersey corporation (the "Borrower"), EACH OF THE GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), JPMORGAN CHASE BANK, N.A., WELLS FARGO BANK, NATIONAL ASSOCIATION, and U.S. BANK NATIONAL ASSOCIATION, each in its capacity as a syndication agent, BANK OF AMERICA, N.A., MIZUHO BANK, LTD., and TD BANK, N.A., each in its capacity as a documentation agent, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the "Administrative Agent").

BACKGROUND

WHEREAS, the Borrower, the Administrative Agent and certain other Persons are parties to the Existing Credit Agreement (as defined herein);

WHEREAS, the Borrower has requested the Lenders to provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $250,000,000;

WHEREAS, the revolving credit facility shall be used for refinancing indebtedness under the Existing Credit Agreement and general corporate purposes of the Borrower; and

WHEREAS, the Lenders are willing to provide such revolving credit facility upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1. CERTAIN DEFINITIONS

1.1 Certain Definitions.

In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

Acquired Person shall mean a Person or business acquired by any Loan Party in a transaction which is a Permitted Acquisition.

Additional Commitment Lender shall have the meaning specified in clause (iv) of Section 2.12 [Extension of the Expiration Date].

Administrative Agent shall mean PNC Bank, National Association and its successors and assigns, in its capacity as Administrative Agent hereunder.

Administrative Agent's Fee shall have the meaning specified in Section 10.9 [Administrative Agent's Fee].

Administrative Agent's Letter shall have the meaning specified in Section 10.9 [Administrative Agent's Fee].

Affiliate as to any Person shall mean any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

Agreement shall have the meaning specified in the introductory paragraph.

Anti-Corruption Laws shall mean the Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and any other applicable anti-corruption Laws, together with any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

Anti-Terrorism Laws shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing or money laundering, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

Applicable Commitment Fee Rate shall mean the percentage rate per annum at the indicated level of Debt Rating in the pricing grid on Schedule 1.1(A) below the heading "Commitment Fee," The Applicable Commitment Fee Rate shall be computed in accordance with the parameters set forth on Schedule 1.1(A), provided however that if the Borrower's Debt Rating is determined by Fitch, Inc., or any other nationally recognized statistical agency pursuant to the definition of "Debt Rating" hereunder, the second column (Debt Rating Standard & Poor's and Moody's) of the pricing grid set forth on Schedule 1.1(A) shall be modified by the Administrative Agent upon written notice to the Borrower to reflect such replacement of Moody's or Standard & Poor's as the applicable rating agencies hereunder and to replace the Debt Rating Levels with the corresponding levels of Fitch or such other nationally recognized statistical agency.

Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum at the indicated level of Debt Rating in the pricing grid on Schedule 1.1(A) below the heading "Letter of Credit Fee." The Applicable Letter of Credit Fee Rate shall be computed in accordance with the parameters set forth on Schedule 1.1(A), provided however that if the Borrower's Debt Rating is determined by Fitch, Inc. or any other nationally recognized statistical agency pursuant to the definition of "Debt Rating" hereunder, the second column (Debt Rating Standard & Poor's and Moody's) of the pricing grid set forth on Schedule 1.1(A) shall be modified by the Administrative Agent upon written notice to the Borrower to reflect such replacement of Moody's or Standard & Poor's as the applicable rating agencies hereunder and to replace the Debt Rating Levels with the corresponding levels of Fitch or such other nationally recognized statistical agency.

Applicable Margin shall mean, as applicable:

(i) the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans under the Base Rate Option based on the indicated Debt Rating set forth in the pricing grid on Schedule 1.1(A) below the heading "Base Rate Spread", as the same may be modified in accordance with the terms hereof, or

(ii) the percentage spread to be added to the LIBOR Rate applicable to Revolving Credit Loans under the LIBOR Rate Option based on the indicated Debt Rating set forth in the pricing grid on Schedule 1.1(A) below the heading "LIBOR Rate Spread", as the same may be modified in accordance with the terms hereof,

The Applicable Margin shall be computed in accordance with the parameters set forth on Schedule 1.1(A); provided, however that if the Borrower's Debt Rating is determined by Fitch, Inc. or any other nationally recognized statistical agency, pursuant to the definition of “Debt Rating” hereunder, the second column (Debt Rating Standard & Poor's and Moody's) of the pricing grid set forth on Schedule 1.1(A) shall be modified by the Administrative Agent upon written notice to the Borrower to reflect such replacement of Moody's or Standard & Poor's as the applicable rating agencies hereunder and to replace the Debt Rating Levels with the corresponding levels of Fitch or such other nationally recognized statistical agency.

Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).

Authorized Officer shall mean those individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

Bail-In Action shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.5%, (ii) the Prime Rate, and (iii) the Daily LIBOR Rate, plus 100 basis points (1.0%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. Notwithstanding the foregoing, if the Base Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

Base Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(i) [Revolving Credit Base Rate Option].

Benefit Arrangement shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan, a Multiple Employer Plan, nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

Benefit Plan shall mean any of (i) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Code or (iii) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

Borrower shall have the meaning specified in the introductory paragraph.

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a LIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

Cash Collateralize shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of each Issuing Lender and the Lenders, as collateral for the Letter of Credit Obligations, cash or deposit account balances pursuant to documentation satisfactory to Administrative Agent and each Issuing Lender (which documents are hereby consented to by the Lenders). Such cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent.

Cash Management Agreements shall have the meaning specified in Section 2.6.5 [Swing Loans Under Cash Management Agreements].

CEA shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

CFTC shall mean the Commodity Futures Trading Commission.

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any Law, (ii) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

Change of Control shall mean an event or series of events by which: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the shares of capital stock of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

CIP Regulations shall have the meaning specified in Section 10.10 [No Reliance on Administrative Agent's Customer Identification Program].

Closing Date shall mean the Business Day on which the first Loan shall be made, which shall be December 5, 2018.

Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment and, in the case of PNC, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments and Swing Loan Commitment of all of the Lenders.

Commitment Fees collectively and Commitment Fee separately shall have the meanings specified in Section 2.3 [Commitment Fees].

Commitment Reduction Notice shall have the meaning specified in Section 5.7 [Voluntary Commitment Reductions].

Compliance Certificate shall have the meaning specified in Section 8.3.3 [Certificate of the Borrower].

Connection Income Taxes shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consolidated Shareholders' Equity shall mean as of any date of determination the sum of the amounts of common shareholders' equity and preferred shareholders' equity on the balance sheet, prepared in accordance with GAAP, for the Borrower and its Subsidiaries on a consolidated basis as of such date of determination.

Consolidated Total Capitalization shall mean as of any date of determination the sum of (i) Consolidated Total Indebtedness, plus (ii) Consolidated Shareholders' Equity.

Consolidated Total Indebtedness shall mean as of any date of determination total Indebtedness (excluding Hedging Transaction Indebtedness related to non-commodity Hedging Transactions), without duplication, of the Borrower and its Subsidiaries.

Contamination shall mean the presence or release or threat of release of Regulated Substances in, on, under or migrating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the performance of a Remedial Action or which otherwise constitutes a violation of Environmental Laws.

Covered Entity shall mean (i) the Borrower, each of Borrower’s Subsidiaries (if any) and all Guarantors, and (ii) each director or executive officer of a Person described in clause (i) above.

Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Administrative Agent as the Published Rate, as adjusted for any additional costs pursuant hereto. Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than zero (0.00) or if Section 4.4.3 [Administrative Agent’s and Lender’s Rights] is applicable to the LIBOR Rate, such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

Debt Rating shall mean the publically-announced rating of the Borrower's senior secured long-term debt by each of Standard & Poor's and Moody's; provided, however, at the option of the Borrower from time to time and with the consent of the Administrative Agent which will not be unreasonably withheld or delayed, either or both Standard & Poor's and Moody's shall be replaced by Fitch, Inc. or any other nationally recognized statistical rating agency that is then rating the Borrower's senior secured Indebtedness.

Defaulting Lender shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, the Issuing Lender, PNC (as the Swing Loan Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent's or the Borrower’s receipt of such certification in form and substance satisfactory to the Administrative Agent or the Borrower, as the case may be, (d) has become the subject of a Bankruptcy Event or a Bail-In Action or (e) has failed at any time to comply with the provisions of Section 5.3 [Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders.

As used in this definition and in Section 2.10 [Defaulting Lenders], the term "Bankruptcy Event" means, with respect to any Person, such Person or such Person's direct or indirect parent company becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person's direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

Disposition shall have the meaning specified in Section 8.2.6 [Dispositions of Assets or Subsidiaries].

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Drawing Date shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

EEA Financial Institution shall mean (i) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (ii) any entity established in an EEA Member Country which is a parent of an institution described in clause (i) of this definition, or (iii) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (i) or (ii) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country shall mean any member state of the European Union, Iceland, Liechtenstein and Norway.

EEA Resolution Authority shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Effective Date shall mean the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

Eligible Contract Participant shall mean an "eligible contract participant" as defined in the CEA and regulations thereunder.

Eligibility Date shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).

Environmental Complaint shall mean any (i) written notice of non-compliance or violation, citation or order relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substance; (ii) civil, criminal, administrative or regulatory investigation instituted by an Official Body relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substance; (iii) administrative, regulatory or judicial action, suit, claim or proceeding instituted by any Person or Official Body or any other written notice of liability or potential liability from any Person or Official Body, in either instance, relating to or setting forth allegations or a cause of action for personal injury (including but not limited to death), property damage, natural resource damage, contribution or indemnity for the costs associated with the performance of Remedial Actions, direct recovery for the costs associated with the performance of Remedial Actions, liens or encumbrances attached to or recorded or levied against property for the costs associated with the performance of Remedial Actions, civil or administrative penalties, criminal fines or penalties or declaratory or equitable relief arising under any Environmental Laws; or (iv) subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.

Environmental Laws shall mean all federal, tribal, state, local and foreign Laws (including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq., the Federal Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j, the Federal Air Pollution Control Act, 42 U.S.C. § 7401 et seq., the Oil Pollution Act, 33 U.S.C. § 2701 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 to 136y, the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., each as amended, and any regulations promulgated or any equivalent state or local Law, and any amendments thereto) and any final, non-appealable consent decrees, consent orders, consent agreements, settlement agreements, judgments or orders, or binding directives, policies or programs, issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to Regulated Substances; (iii) protection of the environment and/or natural resources; (iv) protection of employee safety in the workplace and protection of employees from exposure to Regulated Substances in the workplace (but excluding workers compensation and wage and hour Laws); (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, sale, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (vi) the presence of Contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of Environmentally Sensitive Areas.

Environmental Permits shall mean all permits, licenses, bonds or other forms of financial assurances, waivers, exemptions, consents, registrations, identification numbers, approvals or authorizations required under Environmental Laws (i) to own, occupy or maintain the Property; (ii) for the operations and business activities of any Loan Party; or (iii) for the performance of a Remedial Action.

Environmentally Sensitive Area shall mean (i) any wetland as defined by applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws; or (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Group shall mean the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

EU Bail-In Legislation Schedule shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an "Event of Default."

Excluded Hedge Liability or Liabilities shall mean, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party's failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, and (b) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

Excluded Taxes shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.6.2 [Replacement of a Lender]) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.10.7 [Status of Lenders], amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient's failure to comply with Section 5.10.7 [Status of Lenders], and (iv) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of the Borrower to provide documentation or information to the IRS).

Existing Credit Agreement shall mean that certain Amended and Restated Credit Agreement among the Borrower, the guarantors party thereto, the lenders party thereto, Wells Fargo Bank, National Association, in its capacity as syndication agent, U.S. Bank National Association, TD Bank, N.A. and Santander Bank, each in its capacity as a documentation agent, and PNC Bank, National Association, in its capacity as administrative agent for the “lenders” party thereto, dated May 15, 2014.

Existing Expiration Date shall have the meaning specified in clause (i) of Section 2.12 [Extension of the Expiration Date].

Existing Letters of Credit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

Expiration Date shall mean, with respect to the Revolving Credit Commitments, December 5, 2023.

Extended Expiration Date shall have the meaning specified in clause (i) of Section 2.12 [Extension of the Expiration Date].

Extending Lender shall have the meaning specified in clause (ii) of Section 2.12 [Extension of the Expiration Date].

Extension Date shall mean the date upon which the conditions precedent to the effectiveness of an extension of the Expiration Date set forth in Section 2.12(vi) have been satisfied.

FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the NYFRB on such day as being the weighted average of the rates on overnight federal funds transactions, as computed and announced by NYFRB in substantially the same manner as NYFRB computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if NYFRB does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

First Mortgage Bonds shall mean the secured Indebtedness issued by the Borrower or any of its Subsidiaries from time to time pursuant to the First Mortgage Indenture, as such Indebtedness may be amended, modified or supplemented from time to time.

First Mortgage Indenture shall mean that certain Indenture of Mortgage and Deed of Trust dated April 1, 1952 from the Borrower to BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank, Trustee, all as heretofore or hereafter amended, modified and supplemented from time to time (including without limitation by the joinder of Subsidiaries thereto).

Foreign Lender shall mean (i) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (ii) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

GAAP shall mean generally accepted accounting principles as are in effect in the United States from time to time, subject to the provisions of Section 1.3 [Accounting Principles; Changes in GAAP], and applied on a consistent basis both as to classification of items and amounts.

Guarantor shall mean each Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 8.1.15 [Joinder of Guarantors]; provided, however, that the Project Subsidiaries shall not be designated as a "Guarantor" nor required to join this Agreement as a Guarantor pursuant to Section 8.1.15 [Joinder of Guarantors].

Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).

Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

Guaranty Agreement shall mean the Guaranty and Suretyship Agreement in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Lenders.

Hedging Transaction shall mean (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

Hedging Transaction Indebtedness shall have the meaning specified in the definition of “Indebtedness.”

Historical Statements shall have the meaning specified in Section 6.1.8.1(a) [Historical Statements].

Hybrid Security shall mean any of the following: (i) beneficial interests issued by a trust which constitutes a Subsidiary of any Loan Party, substantially all of the assets of which trust are unsecured Indebtedness of any Loan Party or any Subsidiary of any Loan Party or proceeds thereof, and all payments of which Indebtedness are required to be, and are, distributed to the holders of beneficial interests in such trust promptly after receipt by such trust, or (ii) any shares of capital stock or other equity interest that, other than solely at the option of the issuer thereof, by their terms (or by the terms of any security into which they are convertible or exchangeable) are, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased, in whole or in part, or have, or upon the happening of an event or the passage of time would have, a redemption or similar payment.

ICC shall have the meaning specified in Section 11.11.1 [Governing Law].

Inactive Subsidiary shall mean a Subsidiary that (i) does not conduct any business or have operations, (ii) does not have total assets with a net book value, as of any date of determination, in excess of $100,000, and (iii) has no liabilities, contingent or otherwise, except Indebtedness permitted by Section 8.2.1 [Indebtedness].

Increasing Lender shall have the meaning specified in Section 2.11.

Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of (without duplication unless duplication is required pursuant to the First Mortgage Indenture or a New Mortgage Indenture): (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including off-balance sheet transactions which are addressed in Section 8.2.14 [Off-Balance Sheet Financing] and trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due), (v) the net indebtedness, obligations and liabilities of such Person under any Hedging Transaction to the extent constituting “indebtedness,” as determined in accordance with GAAP, adjusted downward dollar for dollar for any related margin collateral account balances maintained by such Person (the “Hedging Transaction Indebtedness”), (vi) any Guaranty of any Hedging Transaction described in the immediately preceding clause (v), (vii) any Guaranty of Indebtedness for borrowed money, (viii) any Hybrid Security described in clause (i) of the definition of Hybrid Security, or (ix) the mandatory repayment obligation of the issuer of any Hybrid Security described in clause (ii) of the definition of Hybrid Security.

Indemnified Taxes shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.

Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Borrower].

Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries, provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, such information is clearly identified at the time of delivery as confidential.

Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of such Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

Interest Period shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans bear interest under the LIBOR Rate Option. Subject to the last sentence of this definition, such period shall be one, two, three or six Months. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the LIBOR Rate Option if the Borrower is renewing or converting to the LIBOR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Loan Party in order to provide protection to, or minimize the impact upon, such Loan Party of increasing floating rates of interest applicable to Indebtedness.

Interest Rate Hedge Liabilities shall have the meaning specified in the definition of Lender Provided Interest Rate Hedge.

Interest Rate Option shall mean any LIBOR Rate Option or Base Rate Option.

Investment shall mean any loan or advance to, or purchase, acquisition or ownership of, any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, joint venture with respect to, or capital contribution to, any other Person, or any agreement to become or remain liable to do any of the foregoing. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received by such Person with respect thereto.

IRS shall mean the United States Internal Revenue Service.

ISP98 shall have the meaning specified in Section 11.11.1 [Governing Law].

Issuing Lender shall mean PNC, in its individual capacity as issuer of Letters of Credit hereunder, and any other Lender that Borrower, Administrative Agent and such other Lender may reasonably agree may from time to time issue Letters of Credit hereunder.

Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and unions representing employees of any Loan Party or any such Subsidiary.

Law shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.

Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate and with respect to which such Lender confirms to Administrative Agent in writing prior to the execution thereof that it: (i) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender Provided Interest Rate Hedge (the "Interest Rate Hedge Liabilities") by any Loan Party that is party to such Lender Provided Interest Rate Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. “Lender Provided Interest Rate Hedge” includes any Interest Rate Hedge which was provided by any Lender or its Affiliates and with respect to which such Lender confirmed prior to the date hereof to the Administrative Agent in writing that it met the above requirements (i) through (iii).

Lender Decision Date shall have the meaning specified in clause (ii) of Section 2.12 [Extension of the Expiration Date].

Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.

Letter of Credit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

Letter of Credit Borrowing shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Letter of Credit Fee shall have the meaning specified in Section 2.9.2 [Letter of Credit Fees].

Letter of Credit Obligation shall mean, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.

Letter of Credit Sublimit shall mean $30,000,000.

LIBOR Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent as the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market), rounded upwards, if necessary, to the nearest 1/100th of one percent (1%) per annum (with .005% being rounded up), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period. Notwithstanding the foregoing, if the LIBOR Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

LIBOR Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(ii) [ Revolving Credit LIBOR Rate Option].

LIBOR Termination Date shall have the meaning specified in Section 4.6 [Successor LIBOR Rate Index].

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

Loan Documents shall mean this Agreement, the Administrative Agent's Letter, any Guaranty Agreements, the Notes and any other instruments, certificates or documents delivered in connection herewith or therewith.

Loan Parties shall mean the Borrower and the Guarantors.

Loan Request shall mean a request for a Revolving Credit Loan or a request to select, convert to or renew a Base Rate Option or LIBOR Rate Option with respect to an outstanding Revolving Credit Loan in accordance with Sections 2.4 [Revolving Credit Loan Requests], 2.5 [Swing Loan Requests], 4.1 [Interest Rate Options] and 4.2 [Interest Periods].

Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans and Swing Loans or any Revolving Credit Loan or Swing Loan.

Material Adverse Change shall mean any set of circumstances or events which (i) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (ii) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay and perform the Obligations in accordance with the Loan Documents, or (iii) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

Month, with respect to an Interest Period under the LIBOR Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any LIBOR Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Moody's shall mean Moody's Investors Service, Inc. and its successors.

Multiemployer Plan shall mean any "employee benefit plan" within the meaning of Section 3(3) of ERISA, which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, solely for the purposes of Section 6.1.19 [Plans and Benefit Arrangements], within the preceding five Plan years, has made or had an obligation to make such contributions.

Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (at least one of which is the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

New Mortgage Bonds shall mean secured Indebtedness issued by the Borrower or any of its Subsidiaries from time to time pursuant to the New Mortgage Indenture, as such Indebtedness may be amended, modified or supplemented from time to time.

New Mortgage Indenture shall mean a new first mortgage indenture entered into by the Borrower or any of its Subsidiaries pursuant to which New Mortgage Bonds shall be issued from time to time, all as amended, modified or supplemented from time to time.

NJR Credit Agreement shall mean that certain Amended and Restated Credit Agreement, dated as of even date hereof, among the Parent, as the borrower, PNC Bank, National Association, as the administrative agent, and the “lenders” party thereto, as the same has been amended and may be further restated, amended, modified or supplemented from time to time.

NJR Note Agreements shall mean, collectively, each of the note purchase agreements described in the NJR Credit Agreement and any refinancings, renewals or replacements thereof, or other unsecured private placement note agreements, permitted thereunder.

Non-Consenting Lender shall have the meaning specified in Section 11.1 [Modifications, Amendments or Waivers].

Non-Extending Lender shall have the meaning specified in clause (ii) of Section 2.12 [Extension of the Expiration Date].

Non-Qualifying Party shall mean any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the Effective Date of the applicable Swap.

Notes collectively shall mean the Revolving Credit Notes and Swing Loan Note.

NYFRB shall mean the Federal Reserve Bank of New York (and any successor thereto).

Obligation shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit, the Administrative Agent's Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, and (ii) any Lender Provided Interest Rate Hedge or Other Lender Provided Financial Service Product. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

Order shall have the meaning specified in Section 2.9.9 [Liability for Acts and Omissions].

Other Connection Taxes shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Lender Provided Financial Service Product shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties: (i) credit cards, (ii) credit card processing services, (iii) debit cards, (iv) purchase cards, (v) ACH transactions, or (vi) cash management, including controlled disbursement, accounts or services.

Other Taxes shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.2 [Replacement of a Lender]).

Overnight Bank Funding Rate shall mean, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

Parent shall mean New Jersey Resources Corporation, a corporation organized and existing under the laws of the State of New Jersey, of which Borrower is a wholly owned Subsidiary.

Participant shall have the meaning specified in Section 11.8.4 [Participations].

Participant Register shall have the meaning specified in Section 11.8.4 [Participations].

Participation Advance shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Payment Date shall mean the first day of each January, April, July and October after the date hereof and on the Expiration Date or upon acceleration of the Notes.

Payment In Full and Paid in Full shall mean the payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Permitted Acquisitions shall have the meaning specified in Section 8.2.5 [Liquidations, Mergers, Consolidations, Acquisitions].

Permitted Business means the ownership, management and marketing of storage, capacity and transportation of gas and other forms of energy, the generation, transmission or storage of gas and other forms of energy, wind, solar and other types of renewable energy, or the access to gas and energy transmission lines, and business initiatives for the conservation and efficiency of gas and energy.

Permitted Commodity Hedging Transaction shall mean the entry by the Borrower or any of its Unregulated Subsidiaries into commodity agreements or other similar agreements or arrangements in the ordinary course of business designed to protect against, or mitigate risks with respect to, fluctuations of commodity prices to which the Borrower or such Subsidiary is exposed to in the conduct of its business so long as the management of the Borrower or such Subsidiary has determined that entering into such agreements or arrangements are bona fide hedging activities which comply with the Borrower’s or such Subsidiary’s risk management policies.

Permitted Investments shall mean:

(i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

(ii) repurchase agreements having a duration of not more than sixty (60) days that are collateralized by full faith and credit obligations of the United States Government or obligations guaranteed by the United States Government and its agencies;

(iii) interests in investment companies registered under the Investment Company Act of 1940, as amended (or in a separate portfolio of such an investment company), that invest primarily in full faith and credit obligations of the United States Government or obligations guaranteed by the United States Government and its agencies and repurchase agreements collateralized by such obligations;

(iv) time deposits with any office located in the United States of the Lenders or any other bank or trust company which is organized under the laws of the United States and has combined capital, surplus and undivided profits of not less than $500,000,000 or with any bank which is organized other than under the laws of the United States (i) the commercial paper of which is rated at least A-1 by Standard & Poor's and P-1 by Moody's (or, if such commercial paper is rated only by Standard & Poor's, at least A-1 by Standard & Poor's, or if such commercial paper is rated only by Moody's, at least P-1 by Moody's) or (ii) the long term senior debt of which is rated at least AA by Standard & Poor's and Aa2 by Moody's (or, if such debt is rated only by Standard & Poor's, at least AA by Standard & Poor's, or if such debt is rated only by Moody's, at least Aa2 by Moody's); and

(v) commercial paper having a maturity of not more than one year from the date of such investment and rated at least A-1 by Standard & Poor's and P-1 by Moody's (or, if such commercial paper is rated only by Standard & Poor's, at least A-1 by Standard & Poor's or, if such commercial paper is rated only by Moody's, at least P-1 by Moody's).

Permitted Liens shall mean:

(i) (a) Liens on assets of the Borrower or any Subsidiary under the First Mortgage Indenture described on Part A of Schedule 1.1(P) (other than on any "Excepted Property" of the Borrower or any Subsidiary, as "Excepted Property" is defined in the First Mortgage Indenture on the Closing Date) and (b) other Liens described on Part B of Schedule 1.1(P);

(ii) Liens on assets of the Borrower or any Subsidiary (other than on any "Excepted Property" of the Borrower or any Subsidiary, as "Excepted Property" is defined in the First Mortgage Indenture or, if such concept is included therein, a New Mortgage Indenture), granted after the Closing Date, which Liens secure additional Indebtedness (including, without limitation, Indebtedness incurred or to be incurred under the First Mortgage Indenture or a New Mortgage Indenture) permitted under Section 8.2.1(vii) (for the avoidance of doubt, the foregoing permits Liens on assets of the Borrower or any Subsidiary under a New Mortgage Indenture prior to the issuance of Indebtedness thereunder);

(iii) Liens in the form of pledges by the Borrower or any Subsidiary of the First Mortgage Bonds issued under the First Mortgage Indenture or New Mortgage Bonds issued under the New Mortgage Indenture, which Liens secure Indebtedness permitted under Section 8.2.1(vii);

(iv) Liens existing on the date hereof and listed on Part B of Schedule 1.1(P);

(v) Any renewals, extensions or replacements for Liens permitted by clauses (i) through (iv) above, provided that (a) the property covered thereby is not changed, (b) the amount secured or benefited thereby is not increased except as contemplated by Section 8.2.1, (y) the direct or any contingent obligor with respect thereto is not changed and (c) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.2.1;

(vi) Liens for Taxes not yet due or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(vii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(viii) pledges or deposits in the ordinary course of business in connection with (a) workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA, and (b) public utility services provided to the Borrower or a Subsidiary;

(ix) (a) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and (b) required margin collateral account deposits made in the ordinary course in connection with Hedging Transactions permitted by this Agreement;

(x) easements, rights-of-way, restrictions and other similar encumbrances affecting real property that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person, and any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries;

(xi) Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.1.6 [Final Judgments or Orders];

(xii) any Lien on any office building, and any related real estate, fixtures or equipment, of any Loan Party (including, but not limited to, arising under any lease required to be capitalized under GAAP) so long as the obligations secured or benefited thereby is permitted by Section 8.2.1;

(xiii) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (a) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (b) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (c) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(xiv) Liens (a) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, and (b) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) that are customary in the banking industry;

(xv) any interest or title of a lessor, sublessor, licensor or sublicensor under leases or licenses permitted by this Agreement that are entered into in the ordinary course of business;

(xvi) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not (a) interfere in any material respect with the ordinary conduct of the business of the Borrower and its Subsidiaries, or (b) secure any Indebtedness;

(xvii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xviii) Liens extending only to assets related to off-balance sheet transactions permitted under Section 8.2.14 [Off-Balance Sheet Financing] or arising under Permitted Sale and Leaseback Transactions;

(xix) Liens existing on assets subject to a sale/leaseback or other similar tax equity financing arrangement permitted by clause (viii) or (ix) of Section 8.2.1;

(xx) Liens in favor of the trustee under any indenture (as provided for therein) on money or property held or collected by the trustee thereunder in its capacity as such in connection with the defeasance or discharge of Indebtedness thereunder;

(xxi) Liens created under any agreement relating to the sale, transfer or other disposition of assets permitted hereunder, provided that such Liens relate solely to the assets subject to such sale, transfer or other disposition;

(xxii) Liens securing Indebtedness and other obligations in an aggregate amount not exceeding $20,000,000 at any time outstanding.

Permitted Related Business Opportunity shall mean any transaction with another Person (other than any Inactive Subsidiary of Parent) involving activities or assets reasonably related or complementary to a Permitted Business.

Permitted Sale and Leaseback Program shall mean sale/leaseback transaction, Synthetic Lease or other similar tax equity financing arrangement entered into, in any case, with respect to meter assets that are non-recourse to the Loan Parties or, if recourse to the Loan Parties, are not restricted under any provision of this Agreement.

Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

Plan shall mean at any time an "employee pension benefit plan," within the meaning of Section (3)(2) of ERISA (not including a Multiple Employer Plan or a Multiemployer Plan), which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (a) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (b) solely for purposes of Section 6.1.19 [Plans and Benefit Arrangements], has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

PNC shall mean PNC Bank, National Association, its successors and assigns.

Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.

Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

Property shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

PTE shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal "Money Rates" listing under the caption "London Interbank Offered Rates" for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).

Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

Qualified ECP Loan Party shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

Quarterly Financial Statements shall have the meaning specified in Section 6.1.8.1 [Historical Statements].

Ratable Share shall mean the proportion that a Lender's Commitment (excluding the Swing Loan Commitment) bears to the Commitments (excluding the Swing Loan Commitment) of all of the Lenders, provided that in the case of Section 2.12 [Defaulting Lenders] when a Defaulting Lender shall exist, "Ratable Share" shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender's Commitment) represented by such Lender's Commitment. If the Commitments have terminated or expired, the Ratable Share shall be determined based upon the Commitments (excluding the Swing Loan Commitment) most recently in effect, giving effect to any assignments.

Recipient shall mean (i) the Administrative Agent, (ii) any Lender and (iii) the Issuing Lender, as applicable.

Regulated Substances shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic substance," "toxic waste," "hazardous waste," "special handling waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any other substance, material or waste, regardless of its form or nature, which is regulated, controlled or governed by Environmental Laws due to its radioactive, ignitable, corrosive, reactive, explosive, toxic, carcinogenic or infectious properties or nature or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated, controlled or governed by Environmental Laws, including without limitation, petroleum and petroleum products (including crude oil and any fractions thereof), natural gas, synthetic gas and any mixtures thereof, asbestos, urea formaldehyde, polychlorinated biphenlys, mercury, radon and radioactive materials.

Regulation U shall mean Regulation U, T, or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

Reimbursement Obligation shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Related Note Purchase Agreement shall mean a note purchase agreement to which the Borrower or any Subsidiary is a party, under which the Borrower or any Subsidiary has issued promissory notes, and as to which First Mortgage Bonds or New Mortgage Bonds issued under the First Mortgage Indenture or a New Mortgage Indenture, as applicable, are pledged as collateral security to secure the Borrower's or any Subsidiary's obligations under such note purchase agreement.

Related Parties shall mean, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.

Remedial Action shall mean any investigation, identification, characterization, delineation, cleanup, removal, remediation, containment, control or abatement of or other response actions to Regulated Substances and any closure or post-closure measures associated therewith.

Reportable Compliance Event shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or Anti-Corruption Law, or any predicate crime to any Anti-Terrorism Law or, in any material respect, any predicate crime to any Anti-Corruption Law, or has knowledge of facts or circumstances that any of its operations is likely to be in violation of any Anti-Terrorism Law or, in any material respect, in violation of any Anti-Corruption Law.

Reportable Event shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan, Multiple Employer Plan which is covered under Title IV of ERISA or subject to the minimum funding standards under Section 412 or 430 of the Code, or Multiemployer Plan.

Required Lenders shall mean:

(i) If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and

(ii) If there exist three (3) or more Lenders, Lenders (other than any Defaulting Lender) having more than 50% of the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender).

Required Share shall have the meaning specified in Section 5.12 [Settlement Date Procedures].

Restricted Payment shall mean any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock, or purchase, redemption or other acquisition for value of any shares of any class of capital stock or other securities or any warrants, rights or options to acquire any such shares or other securities, now or hereafter outstanding.

Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter as determined by the Administrative Agent after giving effect to each applicable Assignment and Assumption Agreement executed by such Lender and delivered to the Administrative Agent, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 2.1 [Revolving Credit Commitments] or Section 2.9.3 [Disbursements, Reimbursement].

Revolving Credit Note shall mean any Revolving Credit Note of the Borrower in the form of Exhibit 1.1(R) issued by the Borrower at the request of a Lender evidencing the Revolving Credit Loans to such Lender, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Revolving Facility Usage shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.

Sanctioned Country shall mean a country, region or territory subject to a sanctions program maintained under any Anti-Terrorism Law.

Sanctioned Person shall mean, at any time, (i) any Person listed in any Sanctions-related list of designated Persons maintained by (A) the Office of Foreign Assets Control of the U.S. Department of the Treasury, U.S. Department of the Treasury or the U.S. Department of State, or (B) to the extent applicable to a Covered Entity, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (ii) any Person operating, organized or resident in a Sanctioned County, (iii) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (i) or (ii), or (iv) any Person otherwise the subject of any Sanctions.

Sanctions shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (ii) to the extent applicable to a Covered Entity, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

SEC shall mean the Securities and Exchange Commission or any governmental agencies substituted therefor.

SEC Filings shall mean, as of the Closing Date, the Parent's Form 10-K, filed with the SEC for the fiscal year ended September 30, 2018, and after the Closing Date as of any date, the Parent’s Form 10-K filed with the SEC for its most recently ended fiscal year, its Forms 10-Q filed with the SEC for the fiscal quarters ending after such most recently ended fiscal year through such date and any Form 8-K filed since the date of the most recent Form 10-Q.

Settlement Date shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant Section 5.12 [Settlement Date Procedures].

Solvent shall mean, with respect to any Person on a particular date taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities as they mature in the normal course of business, (iv) such Person has not incurred debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Standard & Poor's shall mean S&P Global Ratings, a division of S&P Global Inc.

Subsidiary of any Person at any time shall mean (i) any corporation or trust of which more than 50% (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which more than 50% of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which more than 50% of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled by such Person or one or more of such Person's Subsidiaries.

Swap shall mean any "swap" as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

Swap Obligation shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Interest Rate Hedge.

Swing Loan Commitment shall mean PNC's commitment to make Swing Loans to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount up to $30,000,000.00.

Swing Loan Lender shall mean PNC, in its capacity as a lender of Swing Loans.

Swing Loan Note shall mean the Swing Loan Note of the Borrower in the form of Exhibit 1.1(S) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5 [Swing Loan Requests] hereof.

Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.

Synthetic Lease shall mean any lease transaction under which the parties intend that (i) the lease will be treated as an "operating lease" by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended, or appropriate successor thereto, and (ii) the lessee will be entitled to various tax benefits ordinarily available to owners (as opposed to lessees) of like property.

Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

UCP shall have the meaning specified in Section 11.11.1 [Governing Law].

USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

U.S. Person shall mean any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate shall have the meaning specified in Section 5.10.7 [Status of Lenders].

Withholding Agent shall mean any Loan Party and the Administrative Agent.

Write-down and Conversion Powers shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2 Construction.

Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; (ii) the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person's successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; (vii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall constitute references to prevailing Eastern Standard time in New York, New York.

1.3 Accounting Principles; Changes in GAAP.

Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate) as in effect from time to time, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP as in effect from time to time, in each case applied on a basis consistent. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Historical Statements of the Borrower for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

1.4 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

2. REVOLVING CREDIT AND SWING LOAN FACILITIES

2.1 Commitments.

2.1.1 Revolving Credit Loans.

Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans in Dollars to the Borrower at any time or from time to time on or after the date hereof to, but not including, the Expiration Date, provided that, after giving effect to each such Revolving Credit Loan the aggregate amount of Revolving Credit Loans from such Lender shall not exceed such Lender's Revolving Credit Commitment minus such Lender's Ratable Share of the amount of (a) Letter of Credit Obligations and (b) outstanding Swing Loans (and if the aggregate amount of Revolving Credit Loans from any Lender shall exceed such sum, the Borrower shall immediately repay the amount of such excess); and provided further that the Revolving Facility Usage at any time shall not exceed the Revolving Credit Commitments of all the Lenders (and if the Revolving Facility Usage shall exceed such sum, the Borrower shall immediately repay the amount of such excess). Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.1. The outstanding principal amount of all Revolving Credit Loans, together with accrued interest thereon, shall be due and payable on the Expiration Date.

2.1.2 Swing Loan Commitment.

Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, PNC may at its discretion make Swing Loans to the Borrower in Dollars at the Borrower's request as hereinafter provided, from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount of up to but not in excess of the Swing Loan Commitment, provided that the Revolving Facility Usage at any time (after giving effect to any requested Swing Loan) shall not exceed the Revolving Credit Commitments of all the Lenders. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2. The outstanding principal amount of all Swing Loans, together with accrued interest thereon, shall be due and payable on the earlier of the Settlement Date applicable thereto or the Expiration Date.

2.2 Nature of Lenders' Obligations with Respect to Revolving Credit Loans.

Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 [Revolving Credit Loan Requests] in accordance with its Ratable Share. The aggregate amount of each Lender's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the amount of Letter of Credit Obligations and outstanding Swing Loans. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3 Commitment Fees.

Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Administrative Agent in Dollars for the account of each Lender, as consideration for such Lender’s Revolving Credit Commitment hereunder according to its Ratable Share, a nonrefundable commitment fee (the "Commitment Fee") equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the Revolving Credit Commitments and (ii) the Revolving Facility Usage (provided however, that solely in connection with determining the share of each Lender in the Commitment Fee, the Revolving Facility Usage with respect to the portion of the Commitment Fee allocated to PNC shall include the full amount of the outstanding Swing Loans, and with respect to the portion of the Commitment Fee allocated by the Administrative Agent to all of the Lenders other than PNC, such portion of the Commitment Fee shall be calculated (according to each such Lender's Ratable Share) as if the Revolving Facility Usage excludes the outstanding Swing Loans); provided, further, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date.

2.4 Revolving Credit Loan Requests.

Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, (i) not later than 1:00 p.m., three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBOR Rate Option applies or the conversion to or the renewal of the LIBOR Rate Option for any Loans; and (ii) not later than 1:00 p.m., the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.4 or a request by telephone immediately confirmed in writing by letter, facsimile or electronic mail in such form (each a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation, provided such individual purports to be an Authorized Officer. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Credit Loans comprising each Borrowing Tranche, the amount of which shall be in integral multiples of $1,000,000 and not less than $3,000,000 for each Borrowing Tranche to which the LIBOR Rate Option applies and not less than the lesser of $1,000,000 and in integral multiples of $100,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the LIBOR Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the LIBOR Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

2.5 Swing Loan Requests.

Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Swing Loan Lender to make Swing Loans by delivery to the Swing Loan Lender, not later than 2:00 p.m. on the proposed Borrowing Date of a request therefor duly completed by an Authorized Officer substantially in the form of Exhibit 2.5 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or electronic mail (each, a “Swing Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation, provided such individual purports to be an Authorized Officer. Each Swing Loan Request shall be irrevocable and shall specify (a) the proposed Borrowing Date, (b) the term of the proposed Swing Loan, which shall be no less than one (1) day and no longer than fourteen (14) days (such date, together with any earlier date on which PNC makes demand for repayment thereof, the "Settlement Date"), and (c) the principal amount of such Swing Loan, which shall not be less than $250,000.00 and shall be an integral multiple of $50,000.00. Each Swing Loan shall be payable on demand, and, if no demand is made therefor, on the applicable Settlement Date.

2.6 Making Revolving Credit Loans and Swing Loans.

2.6.1 Making Revolving Credit Loans.

The Administrative Agent shall, promptly after receipt by it of a Loan Request for or with respect to Revolving Credit Loans pursuant to Section 2.4 [Revolving Credit Loan Requests], notify the Lenders with Revolving Credit Commitments of its receipt of such Loan Request specifying: (a) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (b) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (c) the apportionment among the Lenders of such Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders' Obligations etc.]. Each Lender shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Conditions to Each Additional Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date, provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.3 [Presumptions by the Administrative Agent].

2.6.2 Making Swing Loans.

So long as the Swing Loan Lender elects to make Swing Loans, the Swing Loan Lender shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5 [Swing Loan Requests] fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. on the Borrowing Date. Each Swing Loan shall bear interest at the Swing Loan Interest Rate applicable thereto.

2.6.3 Presumptions by the Administrative Agent.

Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to the Administrative Agent such Lender's share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan. Any prepayment by the Borrower that shall duplicate a payment by such Lender shall be promptly returned to the Borrower in immediately available funds or otherwise as shall be determined by the Borrower and Administrative Agent. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.6.4 Borrowings to Repay Swing Loans.

PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender's Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.4 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. PNC shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.6.4 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.4 [Revolving Credit Loan Requests] are then satisfied) by the time PNC so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from PNC.

2.6.5 Swing Loans Under Cash Management Agreements.

In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.6.3 [Making Swing Loans], without the requirement for a specific request from the Borrower pursuant to Section 2.5 [Swing Loan Requests], PNC as the Swing Loan Lender may make Swing Loans to the Borrower in accordance with the provisions of the agreements between the Borrower and such Swing Loan Lender relating to the Borrower's deposit, sweep and other accounts at such Swing Loan Lender and related arrangements and agreements regarding the management and investment of the Borrower's cash assets as in effect from time to time (the "Cash Management Agreements") to the extent of the daily aggregate net negative balance in the Borrower's accounts which are subject to the provisions of the Cash Management Agreements. Swing Loans made pursuant to this Section 2.6.5 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.5 [Swing Loan Requests], (iii) be payable by the Borrower, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrower in accordance with the provisions of the Cash Management Agreements, be subject to each Lender's obligation pursuant to Section 2.6.4 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.

2.7 Notes.

The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans and Swing Loans made to it by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note and a swing Note, dated the Closing Date payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment or Swing Loan Commitment, as applicable, of such Lender.

2.8 Use of Proceeds.

The proceeds of the Loans shall be used by the Borrower (i) to refinance existing Indebtedness under the Existing Credit Agreement, (ii) to fund ongoing ordinary working capital purposes and (iii) for other general corporate purposes (including Permitted Investments) of the Borrower and in accordance with Section 8.1.10 [Use of Proceeds], but in any event not to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law or, in any material respect, in violation of any Anti-Corruption Law.

2.9 Letter of Credit Subfacility.

2.9.1 Issuance of Letters of Credit.

The Borrower or any Loan Party may at any time prior to the Expiration Date request the issuance of a standby letter of credit (each a "Letter of Credit") for its own account, or the amendment or extension of an existing Letter of Credit, by delivering or transmitting electronically, or having such other Loan Party deliver or transmit electronically to the Issuing Lender (with a copy to the Administrative Agent) a completed application for letter of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m. at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. The Borrower or any Loan Party shall authorize and direct the Issuing Lender to name the Borrower as the “Applicant” or “Account Party” of each Letter of Credit. Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide the Administrative Agent with a copy thereof.

2.9.1.1 Unless the Issuing Lender has received notice from any Lender, the Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Issuing Lender or any of the Issuing Lender's Affiliates will issue the proposed Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than the date which is five (5) Business Days prior to the Expiration Date unless, in the case of a Letter of Credit that Borrower requests to expire after the Expiration Date (but not longer than twelve (12) months after the Expiration Date), the Borrower Cash Collateralizes such Letter of Credit in accordance with Section 2.9.1.2 hereof; and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, the Letter of Credit Sublimit, or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. Schedule 2.9.1 sets forth letters of credit issued by PNC Bank, National Association, as issuing lender under the Existing Credit Agreement, which are outstanding as of the Closing Date (the "Existing Letters of Credit"). It is expressly agreed that the Existing Letters of Credit are Letters of Credit under this Agreement. Each request by the Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that it shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

2.9.1.2 Upon the request of Administrative Agent, (i) if any Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an Letter of Credit Borrowing, or (ii) if, on the Expiration Date, any Letter of Credit Obligation for any reason remains outstanding, Borrower shall, in each case, immediately Cash Collateralize in an amount equal to one hundred and five percent (105%) of the then-outstanding amount of all Letter of Credit Obligations. Borrower hereby grants to Administrative Agent, for the benefit of each Issuing Lender and the Lenders, a security interest in all cash collateral pledged pursuant to this Section or otherwise under this Agreement.

2.9.1.3 Notwithstanding Section 2.9.1.1, the Issuing Lender shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally.

2.9.2 Letter of Credit Fees.

The Borrower shall pay (i) to the Administrative Agent for the ratable account of the Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Letter of Credit Fee Rate on the daily amount available to be drawn under each Letter of Credit, and (ii) to the Issuing Lender for its own account a fronting fee equal to 0.125% per annum on the daily amount available to be drawn under each Letter of Credit. All Letter of Credit Fees and fronting fees shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Borrower shall also pay to the Issuing Lender for the Issuing Lender's sole account the Issuing Lender's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.9.3 Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

2.9.3.1 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrower and the Administrative Agent thereof. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a "Reimbursement Obligation") the Issuing Lender prior to 12:00 p.m. on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a "Drawing Date") by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender. In the event the Borrower fails to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 p.m. on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.9.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2.9.3.2 Each Lender shall upon any notice pursuant to Section 2.9.3.1 make available to the Administrative Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.9.3 [Disbursements; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender's Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.9.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.3.2.

2.9.3.3 With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.1 because of the Borrower's failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Lender a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender's payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.9.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a "Participation Advance") from such Lender in satisfaction of its participation obligation under this Section 2.9.3.

2.9.4 Repayment of Participation Advances.

2.9.4.1 Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender's Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

2.9.4.2 If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under any Letter of Credit or interest or fees thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

2.9.5 Documentation.

Each Loan Party agrees to be bound by the terms of the Issuing Lender's application and agreement for letters of credit and the Issuing Lender's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto; provided that each Loan Party agrees that all instructions provided to the Administrative Agent by a Loan Party with respect to any Letter of Credit shall be provided in writing.

2.9.6 Determinations to Honor Drawing Requests.

In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.9.7 Nature of Participation and Reimbursement Obligations.

Each Lender's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

(i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrower or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(ii) the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.4 [Revolving Credit Loan Requests; Swing Loan Requests], 2.6 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];

(iii) any lack of validity or enforceability of any Letter of Credit;

(iv) any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;

(vi) payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii) any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(x) any breach of this Agreement or any other Loan Document by any party thereto;

(xi) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii) the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(xiii) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.9.8 Indemnity.

The Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (a) the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction or (b) the wrongful dishonor by the Administrative Agent or any of Administrative Agent's Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body.

2.9.9 Liability for Acts and Omissions.

As between any Loan Party and the Issuing Lender, or the Issuing Lender's Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender's or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrower or any Lender.

2.9.10 Issuing Lender Reporting Requirements.

Each Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and Borrower a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

2.10 Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3 [Commitment Fees];

(ii) the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(iii) if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:

(a) all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Facility Usage does not exceed the total of all non-Defaulting Lenders' Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;

(b) if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrower's obligations corresponding to such Defaulting Lender's Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;

(c) if the Borrower cash collateralizes any portion of such Defaulting Lender's Letter of Credit Obligations pursuant to clause (b) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender's Letter of Credit Obligations during the period such Defaulting Lender's Letter of Credit Obligations are cash collateralized;

(d) if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.9.2 [Letter of Credit Fees] shall be adjusted in accordance with such non-Defaulting Lenders' Ratable Share; and

(e) if all or any portion of such Defaulting Lender's Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender's Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and

(iv) so long as such Lender is a Defaulting Lender, PNC shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Lender is satisfied that the related exposure and the Defaulting Lender's then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.10(iii), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.10(iii)(a) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) PNC or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, PNC shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless PNC or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to PNC or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, PNC and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender's Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.

2.11 Increase in Revolving Credit Commitments.

(i) Increasing Lenders and New Lenders. The Borrower may, at any time prior to the Expiration Date up to two (2) times, request that (1) the current Lenders increase their Revolving Credit Commitments (any current Lender which elects to increase its Revolving Credit Commitment shall be referred to as an "Increasing Lender") or (2) one or more new lenders (each a "New Lender") join this Agreement and provide a Revolving Credit Commitment hereunder, subject to the following terms and conditions:

(a) No Obligation to Increase. No current Lender shall be obligated to increase its Revolving Credit Commitment and any increase in the Revolving Credit Commitment by any current Lender shall be in the sole discretion of such current Lender.

(b) Defaults. There shall exist no Event of Default or Potential Default on the effective date of such increase after giving effect to such increase.

(c) Representations and Warranties. The representations and warranties of each Loan Party set forth in Section 6 [Representations and Warranties] (other than the representations and warranties contained in the first sentence of Section 6.1.6 [Litigation], the last sentence of Section 6.1.8 [Historical Statements; No Material Adverse Change], and Section 6.1.19 [Environmental Matters]) and in the other Loan Documents shall be true on and as of the date of such extension with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Loan Parties shall have performed and complied with all covenants and conditions hereof.

(d) Aggregate Revolving Credit Commitments. After giving effect to such increase, the total Revolving Credit Commitments shall not exceed $350,000,000.

(e) Minimum Revolving Credit Commitments. The aggregate increased amount of the Revolving Credit Commitments shall be at least $50,000,000; and

(f) Resolutions; Opinion. The Loan Parties shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Credit Commitment has been approved by such Loan Parties, and (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Loan Parties.

(g) Notes. The Borrower shall execute and deliver (1) to each Increasing Lender a replacement revolving credit Note reflecting the new amount of such Increasing Lender's Revolving Credit Commitment after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated) and (2) to each New Lender a revolving credit Note reflecting the amount of such New Lender's Revolving Credit Commitment.

(h) Approval of New Lenders. Any New Lender shall be subject to the reasonable approval of the Administrative Agent.

(i) Increasing Lenders. Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Borrower and delivered to the Administrative Agent at least five (5) days before the effective date of such increase.

(j) New Lenders--Joinder. Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.11 pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment in the amount set forth in such lender joinder.

(ii) Treatment of Outstanding Loans and Letters of Credit.

(a) Repayment of Outstanding Loans; Borrowing of New Loans. On the on the effective date of such increase, the Borrower shall repay all Loans then outstanding, subject to the Borrower's indemnity obligations under Section 5.10 [Indemnity]; provided that it may borrow new Loans with a Borrowing Date on such date. Each of the Lenders shall participate in any new Loans made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section 2.11.

(b) Outstanding Letters of Credit. Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, each Increasing Lender and each New Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letter of Credit and the participation of each other Lender in such Letter of Credit shall be adjusted accordingly and (ii) will acquire, (and will pay to the Administrative Agent, for the account of each Lender, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances.

2.12 Extension of the Expiration Date.

(i) Request for Extension. The Borrower may, by notice to Administrative Agent (who shall promptly, and in any event not later than the next Business Day, notify the Lenders) delivered on any Business Day not less than sixty (60) days prior to the Expiration Date then in effect hereunder (the “Existing Expiration Date”) request that each Lender extend such Lender’s Expiration Date to the date that is one year after the Existing Expiration Date then in effect (the “Extended Expiration Date”). The Borrower may only request an Extended Expiration Date up to two (2) times pursuant to this Section 2.12. The Business Date upon which any Extended Expiration Date is effective, upon satisfaction of each of the requirements of this Section 2.12, is referred to in this Section 2.12 as an “Extension Effective Date.”

(ii) Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is fifteen (15) Business Days after the Business Day on which the Administrative Agent makes the Borrower’s extension request available to the Lenders (the “Lender Decision Date”), advise the Administrative Agent whether or not such Lender agrees to such extension with respect to its applicable Commitments or Loans (each Lender that determines to so extend its Expiration Date with respect to its applicable Commitments or Loans, an “Extending Lender”). Each Lender that determines to extend its Expiration Date with respect to its applicable Commitments or Loans shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Decision Date), and any Lender that does not so advise the Administrative Agent on or before the Lender Decision Date or determines to not extend its Expiration Date (a “Non-Extending Lender”) with respect to its applicable Commitment or Loans shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such request for an extension of the Expiration Date (whether an Existing Expiration Date or Extended Expiration Date) shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any such request.

(iii) Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each Lender’s determination under this Section 2.12 promptly after the Administrative Agent’s receipt thereof and, in any event, no later than the date that is five (5) Business Days after the Lender Decision Date.

(iv) Additional Commitment Lenders. The Borrower shall have the right, but shall not be obligated, on or before the Existing Expiration Date in accordance with the procedures provided in Section 5.6.2 [Replacement of a Lender] as if such Non-Extending Lender was an Non-Consenting Lender thereunder, to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more assignees (each, an “Additional Commitment Lender”), each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption Agreement (in accordance with and subject to the restrictions contained in Section 11.8.2 [Assignments by Lenders], with the Borrower or such Additional Commitment Lender obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the Existing Expiration Date for such Non-Extending Lender, assume a Commitment and/or Loans (and, if any such Additional Commitment Lender is already a Lender, its Commitment and/or Loans shall be in addition to such Lender’s Commitment and Loans hereunder on such date). On the Extension Effective Date, each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Lender hereunder and shall have the obligations of a Lender hereunder.

(v) Conditions to Effectiveness of Extensions. No Extension Effective Date may occur unless and until:

(A) the Extending Lenders and the Additional Commitment Lenders who have complied with the preceding subsection (iv) of this Section 2.12, when combined, comprise Required Lenders;

(B) no Default or Event of Default shall have occurred and be continuing on such date and after giving effect to the Extended Expiration Date;

(C) the representations and warranties of each Loan Party set forth in Section 6 [Representations and Warranties] (other than the representations and warranties contained in the first sentence of Section 6.1.6 [Litigation], the last sentence of Section 6.1.8 [Historical Statements; No Material Adverse Change], and Section 6.1.19 [Environmental Matters]) and in the other Loan Documents shall be true on and as of the date of such extension with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Loan Parties shall have performed and complied with all covenants and conditions hereof; and

(D) the Administrative Agent shall have received a certificate from the Borrower signed by an authorized officer of the Borrower (A) certifying the accuracy of the foregoing clauses (i) and (ii) and (B) certifying and attaching the resolutions adopted by each Borrower approving or consenting to such extension.

(vi) Expiration Date for Non-Extending Lenders. On the Expiration Date as to each Non-Extending Lender, (i) the Commitment of each Non-Extending Lender shall automatically terminate, and (ii) Borrower shall repay the Loans and all other outstanding Obligations owed to such Non-Extending Lender.

(vii) Amendment. In connection with any Extended Expiration Date, and concurrent with the relevant Extension Effective Date, the Borrower, Administrative Agent and Required Lenders may make such amendments to this Agreement as the Administrative Agent and/or Required Lenders determine to be reasonably necessary to effectuate such Extended Expiration Date. This Section shall supersede Sections 5.2 [Pro Rata Treatment of Lenders]. 5.3 [Sharing of Payments by Lenders] and 11.1 [Modifications, Amendments or Waivers].

3. [RESERVED]

4. INTEREST RATES

4.1 Interest Rate Options.

The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or LIBOR Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than six (6) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrower may not request, convert to, or renew the LIBOR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the LIBOR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrower to pay any indemnity under Section 5.11 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender's highest lawful rate, the rate of interest on such Lender's Loan shall be limited to such Lender's highest lawful rate.

4.1.1 Revolving Credit Interest Rate Options; Swing Line Interest Rate.

The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

(i) Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii) Revolving Credit LIBOR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR Rate as determined for each applicable Interest Period plus the Applicable Margin.

Subject to Section 4.3 [Interest After Default], the Swing Loans shall bear interest, as agreed by the Swing Loan Bank and the Borrower, (i) at the Base Rate Option applicable to Revolving Credit Loans, or (ii) if applicable, at the applicable rate set forth in any Cash Management Agreement.

4.1.2 Rate Quotations.

The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.2 Interest Periods.

At any time when the Borrower shall select, convert to or renew a LIBOR Rate Option, the Borrower shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such LIBOR Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a LIBOR Rate Option:

4.2.1 Amount of Borrowing Tranche.

Each Borrowing Tranche of Loans under the LIBOR Rate Option shall be in integral multiples of, and not less than, the respective amounts set forth in Section 2.4 [Revolving Credit Loan Requests]; and

4.2.2 Renewals.

In the case of the renewal of a LIBOR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.3 Interest After Default.

To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent, each Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Revolving Credit Loans under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is Paid In Full. The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Administrative Agent.

4.4 LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

4.4.1 Unascertainable.

If on any date on which a LIBOR Rate would otherwise be determined, the Administrative Agent shall have determined that:

(i) adequate and reasonable means do not exist for ascertaining such LIBOR Rate, or

(ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate,

then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent's and Lender’s Rights].

4.4.2 Illegality; Increased Costs; Deposits Not Available.

If at any time any Lender shall have determined that:

(i) the making, maintenance or funding of any Loan to which a LIBOR Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii) such LIBOR Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

(iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent's and Lender’s Rights].

4.4.3 Administrative Agent's and Lender’s Rights.

In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (a) the Lenders, in the case of such notice given by the Administrative Agent, or (b) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a LIBOR Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a LIBOR Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrower shall, subject to the Borrower’s indemnification Obligations under Section 5.11 [Indemnity], as to any Loan of the Lender to which a LIBOR Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

4.5 Selection of Interest Rate Options.

If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option commencing upon the last day of the existing Interest Period.

4.6 Successor LIBOR Rate Index.

(i) If the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that either (a) (i) the circumstances set forth in Section 4.4 [LIBOR Rate Unascertainable, Etc.] have arisen and are unlikely to be temporary, or (ii) the circumstances set forth in Section 4.4 have not arisen but the applicable supervisor or administrator (if any) of the LIBOR Rate or an Official Body having jurisdiction over the Administrative Agent has made a public statement identifying the specific date after which the LIBOR Rate shall no longer be used for determining interest rates for loans (either such date, a "LIBOR Termination Date"), or (b) a rate other than the LIBOR Rate has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then the Administrative Agent may (in consultation with the Borrower) choose a replacement index for the LIBOR Rate and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in interest rate based on the replacement index will be substantially equivalent to the all-in LIBOR Rate-based interest rate in effect prior to its replacement.

(ii) The Administrative Agent and the Loan Parties shall enter into an amendment to this Agreement to reflect, as determined in accordance with the preceding clause (i) of this Section, the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Administrative Agent (in consultation with the Borrower), for the implementation and administration of the replacement index-based rate. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 11.1 [Modifications, Amendments or Waivers], such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Lenders, unless the Administrative Agent receives, on or before such tenth (10th) Business Day, a written notice from the Required Lenders stating that such Lenders object to such amendment.

(iii) Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a LIBOR Rate-based rate to a replacement index-based rate, and (ii) may also reflect adjustments to account for (x) the effects of the transition from the LIBOR Rate to the replacement index and (y) yield- or risk-based differences between the LIBOR Rate and the replacement index.

(iv) Until an amendment reflecting a new replacement index in accordance with this Section 4.6 is effective, each advance, conversion and renewal of a Loan under the LIBOR Rate Option will continue to bear interest with reference to the LIBOR Rate; provided however, that if the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, all Loans as to which the LIBOR Rate Option would otherwise apply shall automatically be converted to the Base Rate Option until such time as an amendment reflecting a replacement index and related matters as described above is implemented.

(v) Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.

5. PAYMENTS

5.1 Payments.

All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 11:00 a.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement.

5.2 Pro Rata Treatment of Lenders.

Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees and Letter of Credit Fees (but excluding the Administrative Agent's Fee and the Issuing Lender's fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Sections 2.12 [Extension of the Expiration Date], 4.4.3 [Administrative Agent's and Lender's Rights] in the case of an event specified in Section 4.4 [LIBOR Rate Unascertainable; Etc.], 5.6.2 [Replacement of a Lender] or 5.9 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and Letter of Credit Fees, as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC according to Section 2.6.4 [Borrowings to Repay Swing Loans].

5.3 Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff, counterclaim or banker's lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii) the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

5.4 Presumptions by Administrative Agent.

Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.5 Interest Payment Dates.

Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the LIBOR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).

5.6 Voluntary Prepayments.

5.6.1 Right to Prepay.

The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.9 [Increased Costs] and Section 5.11 [Indemnity]). Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:

(w) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(x) a statement indicating the application of the prepayment between the Revolving Credit Loans and Swing Loans;

(y) the total principal amount of such prepayment which, with respect to Loans to which the Base Rate Option applies, shall not be less than $500,000 for any Revolving Credit Loan unless such repayment is of the total amount outstanding with regard to such Revolving Credit Loan and which, with respect to Swing Loans, shall not be less than $500,000 unless such repayment is of the total amount outstanding with regard to such Swing Loan; and

(z) the total principal amount of such prepayment, which, with respect to Loans to which the LIBOR Rate Option applies, shall not be less than $1,000,000 for any Revolving Credit Loan unless such repayment is of the total amount outstanding with regard to such Revolving Credit Loan.

All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 [Administrative Agent's and Lender's Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (i) first to Swing Loans and second to the Revolving Credit Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Loans to which the Swing Loan Interest Rate applies, second to Loans to which the Base Rate Option applies, then to Loans to which the LIBOR Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Lenders under Section 5.11 [Indemnity].

5.6.2 Replacement of a Lender.

In the event any Lender (i) gives notice under Section 4.4 [LIBOR Rate Unascertainable, Etc.], (ii) requests compensation under Section 5.9 [Increased Costs], or requires the Borrower to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.10 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), (v) is a Non-Extending Lender under Section 2.12 [Extension of the Expiration Date] or (vi) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights (other than existing rights to payments pursuant to Sections 5.9 [Increased Costs] or 5.10 [Taxes]) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.8 [Successors and Assigns];

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.11 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 5.9.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.10 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

5.6.3 Designation of a Different Lending Office.

If any Lender requests compensation under Section 5.9 [Increased Costs], or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.10 [Taxes], then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.9 [Increased Costs] or Section 5.10 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

5.7 Voluntary Commitment Reductions.

The Borrower shall have the right, upon not less than five (5) Business Days' written irrevocable notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments, which notice shall specify the date and amount of any such reduction and otherwise be substantially in the form of Exhibit 5.7 (a "Commitment Reduction Notice"). Any such reduction shall be in a minimum amount equal to $5,000,000 or an integral multiple thereof, unless the Commitments are reduced to zero and this Agreement is terminated, provided, that the Revolving Credit Commitments may not be reduced below the aggregate principal amount of the Revolving Facility Usage. Each reduction of Revolving Credit Commitments shall ratably reduce the Revolving Credit Commitments of the Lenders.

5.8 Interbank Market Presumption.

Except as otherwise expressly provided herein, for all purposes of this Agreement and each Note with respect to any aspects of the LIBOR Rate or any Loan under the LIBOR Rate Option, each Lender and Administrative Agent shall be presumed to have obtained rates, funding, currencies, deposits, and the like in the London interbank market regardless whether it did so or not; and, each Lender's and the Administrative Agent's determination of amounts payable under, and actions required or authorized by, Sections 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available] and 5.9 [Increased Costs] shall be calculated, at each Lender's and Administrative Agent's option, as though each Lender and Administrative Agent funded its pro rata share of each Borrowing Tranche of Loans under the LIBOR Rate Option through the purchase of deposits of the types and maturities corresponding to the deposits used as a reference in accordance with the terms hereof in determining the LIBOR Rate applicable to such Loans, whether in fact that is the case.

5.9 Increased Costs.

5.9.1 Increased Costs Generally.

If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender, the Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrower will pay to such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

5.9.2 Capital Requirements.

If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender's or the Issuing Lender's holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

5.9.3 Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.

A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.9.1 [Increased Costs Generally] or 5.9.2 [Capital Requirements] and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

5.9.4 Delay in Requests.

Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

5.10 Taxes.

5.10.1 Issuing Lender. For purposes of this Section 5.10, the term "Lender" includes the Issuing Lender and the term "applicable Law" includes FATCA.

5.10.2 Payments Free of Taxes.

Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Administrative Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Administrative Agent, then the applicable Withholding Administrative Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.10 [Taxes]) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

5.10.3 Payment of Other Taxes by the Loan Parties.

The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

5.10.4 Indemnification by the Loan Parties.

The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.10 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5.10.5 Indemnification by the Lenders.

Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 11.8.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.10.5 [Indemnification by the Lenders].

5.10.6 Evidence of Payments.

As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 5.10 [Taxes], such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

5.10.7 Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.10.7(ii)(1), (ii)(2) and (ii)(4) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(1) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.10.7(A) to the effect that such Foreign Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN or IRS For W-8BEN-E, as applicable; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.10.7(B) or Exhibit 5.10.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.10.7(D) on behalf of each such direct and indirect partner;

(3) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(4) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (4), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

5.10.8 Treatment of Certain Refunds.

If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.10 [Taxes] (including by the payment of additional amounts pursuant to this Section 5.10 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.10 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.10.8 [Treatment of Certain Refunds] (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 5.10.8 [Treatment of Certain Refunds]), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.10.8 [Treatment of Certain Refunds] the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

5.10.9 Survival.

Each party's obligations under this Section 5.10 [Taxes] shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

5.11 Indemnity.

In addition to the compensation or payments required by Section 5.9 [Increased Costs]or Section 5.10 [Taxes], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained but excluding any loss of the Applicable Margin) which such Lender sustains or incurs as a consequence of any:

(i) payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

(ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests for a Loan to which a LIBOR Rate Option applies, whether under Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments], or

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

5.12 Settlement Date Procedures.

In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrower may borrow, repay and reborrow Swing Loans and PNC may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitments] hereof during the period between Settlement Dates. Not later than 11:00 a.m. on the Settlement Date, the Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a "Required Share"). Prior to 2:00 p.m. on such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.12 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender's Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.

6. REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties.

The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

6.1.1 Organization and Qualification.

Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction where the failure to be so licensed or qualified could reasonably be expected to result in a Material Adverse Change.

6.1.2 Subsidiaries.

As of the date hereof, the Borrower has no Subsidiaries.

6.1.3 Power and Authority.

Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

6.1.4 Validity and Binding Effect.

This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

6.1.5 No Conflict.

Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens that may be granted under the Loan Documents).

6.1.6 Litigation.

Except as set forth in the SEC Filings, there are no actions, suits, proceedings or investigations (other than Environmental Complaints which are specifically addressed in Section 6.1.19 [Environmental Matters]) pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate could reasonably be expected to result in a Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be expected to result in any Material Adverse Change.

6.1.7 Title to Properties.

Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens (other than Environmental Complaints which are specifically addressed in Section 6.1.19 [Environmental Matters]) except Permitted Liens, and subject to the terms and conditions of the applicable leases, except where the failure to hold such properties, assets and other rights subject to such terms and conditions could reasonably be expected to result in a Material Adverse Change. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby to the extent that the failure of such leases to be in full force or effect or have obtained any such consent could reasonably be expected to result in a Material Adverse Change.

6.1.8 Historical Statements; No Material Adverse Change.

6.1.8.1 Historical Statements.

(a) The Borrower has delivered to the Administrative Agent copies of its audited consolidated year-end financial statements for and as of the end of the fiscal year ended September 30, 2018 (the "Historical Statements").

(b) The Historical Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof and their consolidated results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, required to be reflected on the Historical Statements under GAAP.

6.1.8.2 No Material Adverse Change.

Since September 30, 2018, no Material Adverse Change has occurred.

6.1.9 Use of Proceeds; Margin Stock.

None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U) in violation or Regulations U. No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any other purpose, in each case in violation of the provisions of the regulations of the Board of Governors of the Federal Reserve System. Margin stock does not, and will not, constitute, more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries.

6.1.10 Full Disclosure.

Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, together with the information contained in the SEC Filings, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not materially misleading.

6.1.11 Taxes.

All federal, state and material local and other Tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all Taxes which have or may become due pursuant to said returns or to assessments received, except to the extent that (i) such Taxes are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions if any, as shall be required by GAAP, shall have been made, or (ii) the failure to so pay or so contest such Taxes could not reasonably be expected to result in a Material Adverse Change.

6.1.12 Consents and Approvals.

No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement as a condition to the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on Schedule 6.1.12, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 6.1.12.

6.1.13 No Event of Default; Compliance With Instruments.

No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation could reasonably be expected to result in a Material Adverse Change.

6.1.14 Patents, Trademarks, Copyrights, Licenses, Etc.

Each Loan Party and each Subsidiary of each Loan Party owns or has the contractual right to use all the patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights reasonably necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others, except where the failure to do so could not reasonably be expected to have a Material Adverse Change. The Borrower has all necessary State of New Jersey, Board of Public Utilities licenses, permits, franchises and approvals necessary for the conduct of its business and for its entry into, and performance under, the Loan Documents, except where the failure to have such licenses, permits, franchises and approvals could not reasonably be expected to have a Material Adverse Change.

6.1.15 [Reserved].

6.1.16 Compliance With Laws.

The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.19 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

6.1.17 Investment Companies.

None of the Loan Parties or any Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control".

6.1.18 Plans and Benefit Arrangements.

(a) The Borrower and each other member of the ERISA Group are in compliance with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans, Multiple Employer Plans and Multiemployer Plans except where any instance of noncompliance could not reasonably be expected to result in a Material Adverse Change. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, in either case which could reasonably be expected to result in a Material Adverse Change. The Borrower and all other members of the ERISA Group have made when due any and all material payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto except for any failure that could not reasonably be expected to result in a Material Adverse Change. With respect to each Plan and Multiple Employer Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any material liability to the PBGC which has not been paid in the ordinary course, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA, except in each case for any failure that could not reasonably be expected to result in a Material Adverse Change. All Plans, Benefit Arrangements and, to the best knowledge of Borrower, Multiple Employer Plans and Multiemployer Plans have been administered in all material respects in accordance with their terms and applicable Law except for any failure that could not reasonably be expected to result in a Material Adverse Change.

(b) No event requiring notice to the PBGC under Section 303(k)(4)(A) of ERISA has occurred, or is reasonably expected to occur with respect to any Plan except for any failure that could not reasonably be expected to result in a Material Adverse Change.

(c) Neither the Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan which could reasonably be expected to result in a Material Adverse Change. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA which, in either case, could reasonably be expected to result in a Material Adverse Change.

6.1.19 Environmental Matters.

Except as set forth in the SEC Filings, none of the Loan Parties or any Subsidiaries of any Loan Party has received any Environmental Complaint which could reasonably be expected to result in a Material Adverse Change. There are no pending or, to any Loan Party's knowledge, threatened Environmental Complaints relating to any Loan Party or Subsidiary of any Loan Party or any of the Properties or, to any Loan Party's knowledge, any prior owner, operator or occupant of any of the Properties pertaining to, or arising out of, any Contamination or violations of Environmental Laws or Environmental Permits which could reasonably be expected to result in a Material Adverse Change. The Loan Parties and their Subsidiaries are in compliance with all applicable Environmental Laws in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is doing business except where the failure to do so could not reasonably be expected to result in a Material Adverse Change. The Loan Parties and their Subsidiaries hold and are operating in compliance with Environmental Permits, except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

6.1.20 Senior Debt Status.

The Obligations of each Loan Party under this Agreement, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

6.1.21 Permitted Related Business Opportunities.

The information set forth on Schedule 6.1.21 is true, complete and correct in all material respects and sets forth a list of the Investments in Permitted Related Business Opportunities by the Loan Parties and their Subsidiaries as of the Closing Date and includes, without limitation, the amount and nature of each such Investment, a description of the activities engaged in by the Loan Parties and their Subsidiaries in connection with such Investment, and a description of the activities engaged in by the Person in which the Investment has been made.

6.1.22 Anti-Terrorism Laws; Anti-Corruption Laws. (i) No Covered Entity is a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or to the Borrower’s knowledge derives any of its income from, investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law, (iii) the Borrower has in effect a Code of Conduct designed to promote compliance by the Covered Entities with Anti-Terrorism Laws and applicable Sanctions and, in all material respects, with Anti-Corruption Laws, and (iv) the Borrower, each Subsidiary of the Borrower, each of their respective directors and officers and, to the knowledge of the Borrower, the employees and agents of the Borrower and its Subsidiaries, are in compliance in all material respects with Anti-Corruption Laws.

6.1.23 Solvency. On the Closing Date and after giving effect to the initial Loans hereunder, the Loan Parties and their Subsidiaries, on a consolidated basis, are Solvent.

6.1.24 Beneficial Ownership Exemption. The Borrower is exempt from the “legal entity customer” definition under 31 C.F.R. §1010.230(e)(2) with respect to beneficial ownership certification.

6.1.25 No EEA Financial Institution. No Loan Party is an EEA Financial Institution.

7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

7.1 First Loans and Letters of Credit.

7.1.1 Officer's Certificate.

The representations and warranties of each of the Loan Parties contained in Section 6 [Representations and Warranties] and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof required to have been performed and complied with on or prior to the Closing Date, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Administrative Agent for the benefit of each Lender a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President, Chief Financial Officer, Treasurer or other Authorized Officer of each of the Loan Parties, to each such effect.

7.1.2 Secretary's Certificate.

There shall be delivered to the Administrative Agent for the benefit of each Lender a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties (or an Authorized Officer if there is no Secretary or Assistant Secretary of any such Loan Party), certifying as appropriate as to:

(i) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents;

(ii) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Administrative Agent and each Lender may conclusively rely; and

(iii) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business.

7.1.3 Opinion of Counsel.

There shall be delivered to the Administrative Agent for the benefit of each Lender a written opinion of (a) Troutman Sanders LLP, counsel for the Loan Parties (who may rely on the opinions of such other counsel and Certificates of the Borrower's in-house counsel as may be reasonably acceptable to the Administrative Agent), dated the Closing Date, and (b) Alex Gonzalez, in-house counsel for the Loan Parties, in his capacity as Assistant General Counsel, dated the Closing Date, in each case covering such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request.

7.1.4 Legal Details.

All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and said counsel, as the Administrative Agent or said counsel may reasonably request. The Administrative Agent shall have received this Agreement executed by the Borrower and each Lender and the Notes executed by the Borrower.

7.1.5 Payment of Fees.

The Borrower shall have paid or caused to be paid to the Administrative Agent for itself and for the account of the Lenders to the extent not previously paid all fees accrued through the Closing Date and the costs and expenses for which the Administrative Agent and the Lenders are entitled to be reimbursed.

7.1.6 Consents.

The material consents, if any, required to effectuate the transactions contemplated hereby as set forth on Schedule 6.1.12 shall have been obtained, including without limitation all material and necessary consents from the State of New Jersey, Board of Public Utilities.

7.1.7 Material Adverse Change.

Since September 30, 2018, no Material Adverse Change shall have occurred. The Loan Parties’ execution and delivery of this Agreement shall constitute their representation to such effect.

7.1.8 No Violation of Laws.

The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to any Loan Party or any of the Lenders.

7.1.9 No Actions or Proceedings.

No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Administrative Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

7.1.10 Termination of Commitments and Repayment of Outstanding Indebtedness.

The Borrower shall have repaid all obligations, indebtedness, interest fees, expenses and other amounts due and owing under the Existing Credit Agreement, all commitments to lend thereunder shall have been irrevocably terminated and all letters of credit issued thereunder shall have been terminated, all to the satisfaction of the Administrative Agent.

7.1.11 Regulatory Approvals.

All regulatory approvals and consents and licenses necessary for the consummation of the transactions contemplated hereunder shall have been completed and there shall be an absence of any legal or regulatory prohibitions or restrictions in respect of the transactions contemplated hereunder.

7.1.12 Lien Searches.

The Administrative Agent shall have received lien searches in acceptable scope and with acceptable results.

7.1.13 Additional Information.

The Administrative Agent and each Lender shall have received such information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent and such Lender with applicable laws (including without limitation the USA Patriot Act or other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.

7.1.14 Payment of Fees. The Borrower shall have paid all fees and expenses payable on or before the Closing Date as required by this Agreement, the Administrative Agent’s Letter or any other Loan Document.

7.2 Each Loan or Letter of Credit.

At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (i) the representations, warranties of the Loan Parties shall then be true and correct in all respects (in the case of any representation or warranty containing a materiality modification) or in all material respects (in the case of any representation or warranty not containing a materiality modification) with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties were true and correct in all respects on and as of the specific dates or times referred to therein), (ii) no Event of Default or Potential Default shall have occurred and be continuing, and (iii) the Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be.

8. COVENANTS

The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, the Loan Parties shall comply at all times with the following covenants:

8.1 Affirmative Covenants.

8.1.1 Preservation of Existence, Etc.

Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except (i) where the lack of legal existence of any Subsidiary or the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Change, or (ii) as otherwise expressly permitted in Section 8.2.5 [Liquidations, Mergers, Etc.] or Section 8.2.6 [Dispositions of Assets or Subsidiaries]. The Borrower shall maintain all State of New Jersey, Board of Public Utilities licenses, permits, franchises and approvals necessary for the conduct of its business and for its entry into, and performance under, the Loan Documents, except where the failure to have such licenses, permits, franchises and approvals could not reasonably be expected to have a Material Adverse Change.

8.1.2 Payment of Liabilities, Including Taxes, Etc.

Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all Taxes upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such Taxes are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which could reasonably be expected to result in a Material Adverse Change.

8.1.3 Maintenance of Insurance.

Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary.

8.1.4 Maintenance of Properties and Leases.

Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof (except for asset dispositions not restricted under Section 8.2.6 [Dispositions of Assets and Subsidiaries]).

8.1.5 Maintenance of Patents, Trademarks, Etc.

Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same could constitute a Material Adverse Change.

8.1.6 Visitation Rights.

Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection, and, except after the occurrence and during the continuation of an: Event of Default, any such visit or inspection shall occur during regular business hours. In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent, and except after the occurrence and during the continuation of an Event of Default, any such audit (whether by the Administrative Agent or any Lender) shall be at the sole cost and expense of the Administrative Agent or such Lender, as the case may be.

8.1.7 Keeping of Records and Books of Account.

The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper. books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

8.1.8 Plans and Benefit Arrangements.

The Borrower shall, and shall cause each of its Subsidiaries and each other member of the ERISA Group to, comply with ERISA, the Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any of its Subsidiaries and any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans, except where any such failure, alone or in conjunction with any other failure, could not reasonably be expected to result in a Material Adverse Change.

8.1.9 Compliance With Laws.

Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all material respects, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, costs associated with the performance of any Remedial Actions, other similar liabilities or injunctive relief which in the aggregate could not reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, each Loan Party shall, and shall cause each of its Subsidiaries to, obtain, maintain, renew and comply with all Environmental Permits applicable to their respective operations and activities, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to do so would not result in cease and desist orders or fines, penalties or other similar liabilities or injunctive relief which in the aggregate could not reasonably be expected to result in a Material Adverse Change.

8.1.10 Use of Proceeds.

The Loan Parties will use the Letters of Credit and the proceeds of the Loans only for general corporate purposes of the Borrower and for working capital of the Borrower (including, without limitation (a) the use of Letters of Credit to support obligations arising in the ordinary course of the business of the Loan Parties, as such business is permitted to be conducted pursuant to Section 8.2.9 [Continuation of or Change in Business] (b) to support the issuance by the Borrower of short term notes in the commercial paper market and (c) to repay and terminate Indebtedness outstanding under the Existing Credit Agreement).

8.1.11 [Reserved].

8.1.12 Anti-Terrorism Laws and Anti-Corruption Laws. (i) No Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, or (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law, (iii) the Borrower shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event, and (iv) none of the Borrower, any of its Subsidiaries, any of their respective directors or officers or, to the knowledge of the Borrower, any employee or agent of the Borrower or its Subsidiaries, shall engage in any material dealings or transactions prohibited by any Anti-Corruption Law.

8.1.13 Keepwell. Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 8.1.12 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.1.12 or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 8.1.12 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents. Each Qualified ECP Loan Party intends that this Section 8.1.12 constitute, and this Section 8.1.12 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18(A)(v)(II) of the CEA.

8.1.14 Additional Information. Each Loan Party shall provide to the Administrative Agent and the Lenders such information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent and such Lender with applicable laws (including without limitation the USA Patriot Act and other “know your customer”, “beneficial ownership” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.

8.1.15 Joinder of Guarantors. Any Subsidiary of the Borrower which is required to join this Agreement as a Guarantor pursuant to Section 8.2.8 [Subsidiaries] shall (i) execute and deliver to the Administrative Agent a Guarantor Joinder pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; and (ii) execute and deliver to the Administrative Agent documents in the forms described in Section 7.1.2 [Secretary's Certificate] modified as appropriate to relate to such Subsidiary and (iii) satisfy such other requirements as reasonably requested by the Administrative Agent. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Administrative Agent within fifteen (15) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation, or other applicable date of first existing as a Subsidiary.

8.2 Negative Covenants.

8.2.1 Indebtedness.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(i) Indebtedness under the Loan Documents;

(ii) Indebtedness of the Borrower incurred pursuant to the First Mortgage Indenture and certain loan agreements and promissory notes identified on Schedule 8.2.1 prior to or as of the Closing Date, and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

(iii) Indebtedness among Loan Parties;

(iv) Indebtedness arising under any Permitted Commodity Hedging Transaction or any other Hedging Transaction entered into by the Borrower; provided that such obligations are (or were) entered into by such Person for the purpose of mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person (in the case of Hedging Transactions with respect to commodities, in accordance with the definition of Permitted Commodity Hedging Transaction), and not for speculative purposes;

(v) Guaranties of any Subsidiary of the Borrower of Indebtedness of the Borrower permitted hereunder;

(vi) Indebtedness of an Acquired Person which (x) existed prior to the consummation of the Permitted Acquisition in connection with which such Acquired Person was acquired by a Loan Party, and (y) was not incurred in contemplation of or in connection with such Permitted Acquisition; provided that at the time of the incurrence of such Indebtedness, the Borrower is in compliance with Section 8.2.12 [Maximum Leverage Ratio] both before and after such incurrence; and

(vii) additional Indebtedness of the Borrower or any Subsidiary incurred after the Closing Date (including, without limitation, additional Indebtedness under the First Mortgage Indenture or the loan agreements and promissory notes identified on Schedule 8.2.1, or under a New Mortgage Indenture), so long as before and immediately after the incurrence of such Indebtedness, the Borrower and its Subsidiaries are in compliance with Section 8.2.12 [Maximum Leverage Ratio]) and no Event of Default would otherwise be caused thereby.

8.2.2 Liens.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens and extensions or renewals of Permitted Liens; provided in each case that the Indebtedness secured thereby is not restricted under Section 8.2.1 [Indebtedness].

8.2.3 [Reserved].

8.2.4 Loans and Investments.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any Investment, except:

(i) Permitted Investments;

(ii) Investments in Loan Parties;

(iii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

(iv) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(v) Investments consisting of the indorsement by the Borrower or any Subsidiary of negotiable instruments payable to such Person for deposit or collection in the ordinary course of business;

(vi) Investments also constituting (a) Indebtedness permitted under Section 8.2.1 [Indebtedness], (b) Permitted Acquisitions permitted under Section 8.2.5 [Liquidations, Consolidations, Mergers, Acquisitions], (c) Restricted Payments permitted under Section 8.2.15 [Restricted Payments], or (d) Off-Balance Sheet Financings permitted under Section 8.2.17 [Off-Balance Sheet Financings];

(vii) Investments in the form of joint ventures engaged in a Permitted Business;

(viii) other Investments; provided that at the time of the making of such Investment, the Borrower is in compliance with Section 8.2.16 [Maximum Leverage Ratio] both before and after the making of such Investment.

8.2.5 Liquidations, Mergers, Consolidations, Acquisitions.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that:

(a) any Loan Party other than the Borrower may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties,

(b) any Subsidiary of the Borrower that is not a Loan Party may dissolve, liquidate or wind-up its affairs or may consolidate or merge into the Borrower or any other Subsidiary of the Borrower, provided that if any such merger or consolidation is with a Loan Party, the entity surviving or resulting from such merger or consolidation shall be a Loan Party, and

(c) any Loan Party or any Subsidiary of a Loan Party may acquire, whether by purchase or by merger, (a) all of the ownership interests of another Person or (b) substantially all of assets of another Person or of a business or division of another Person (each a "Permitted Acquisition"), provided that each of the following requirements is met:

(1) if the Loan Parties are acquiring the ownership interests in such Person, such Person shall, if required to be a Guarantor under Section 8.2.8 [Subsidiaries], execute a Guarantor Joinder and join this Agreement as a Guarantor in accordance with Section 8.1.15 [Joinder of Guarantors];

(2) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition;

(3) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be engaged in a Permitted Business;

(4) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition, including without limitation pro forma compliance with Section 8.2.16 [Maximum Leverage Ratio]; and

(5) promptly upon written request therefor by the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent copies of any agreements entered into or proposed to be entered into by such Loan Parties in connection with a Permitted Acquisition and such other information about the target thereof as the Administrative Agent may reasonably request.

8.2.6 Dispositions of Assets or Subsidiaries.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including without limitation any sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests) (collectively, any such transaction, a “Disposition”), except:

(a) Dispositions of inventory in the ordinary course of business;

(b) Dispositions of assets in the ordinary course of business which are no longer necessary or required in the conduct of the Borrower's or such Subsidiary's business;

(c) Dispositions among the Loan Parties;

(d) Dispositions of assets in the ordinary course of business which are replaced by substitute assets acquired or leased;

(f) any issuance of shares of the capital stock of the Borrower to the Parent;

(g) any Disposition of assets of capital stock of any Inactive Subsidiary of the Borrower;

(h) Dispositions also constituting (a) Investments permitted under Section 8.2.4 [Loans or Investments], (b) Restricted Payments permitted under Section 8.2.13 [Restricted Payments], or (c) transactions permitted under clauses (i) or (ii) of Section 8.2.5 [Liquidations, Mergers, Consolidations, Acquisitions];

(i) any Permitted Sale and Leaseback Transaction, so long as the Borrower is in compliance with Section 8.2.16 [Maximum Leverage Ratio] both before and after such transaction, or any other Off-Balance Sheet Financing permitted by Section 8.2.14 [Off-Balance Sheet Financing]; and

(j) any other Disposition of assets, provided that (i) at the time of any such Disposition, no Event of Default shall exist or shall result from such Disposition, and (ii) the aggregate net book value of all assets so sold by the Borrower and its Subsidiaries shall not exceed in any fiscal year five (5%) of the consolidated total assets of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP.

8.2.7 Affiliate Transactions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is (i) not otherwise prohibited by this Agreement, (ii) entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions, and (iii) in accordance with all applicable Law other than (a) payment of reasonable compensation (including reasonable bonus and other reasonable incentive arrangements) to officers and employees; (b) reasonable directors’ fees; (c) Restricted Payments permitted pursuant to Section 8.2.13 [Restricted Payments]; (d) reimbursement of employee travel and lodging costs and other business expenses incurred in the ordinary course of business; (e) Investments permitted by Section 8.2.4 [Loans and Investments]; (f) transactions with any Person that is an Affiliate by reason of the ownership by the Borrower or any of its Subsidiaries of equity interests of such Person; and (g) Indebtedness permitted by Section 8.2.1 [Indebtedness].

8.2.8 Subsidiaries as Guarantors. Except as provided in Section 8.2.4 [Loans and Investments] and Section 8.2.5 [Liquidations, Mergers, Consolidations, Acquisitions], the Borrower shall not, and shall not permit any of its Subsidiaries to, own or create, directly or indirectly, any Subsidiaries other than (a) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor and which joins this Agreement as a Guarantor in accordance with Section 8.1.15 [Joinder of Guarantors]; (b) an Inactive Subsidiary and (c) a Subsidiary which is not, directly or indirectly, a wholly-owned Subsidiary of the Borrower.

8.2.9 Continuation of or Change in Business; Joint Ventures.

No Loan Party shall, and shall not permit any of its Subsidiaries to, engage in any business (including without limitation any joint ventures) other than the business of the Loan Party or such Subsidiary substantially as conducted and operated by such Loan Party or such Subsidiary during the present fiscal year, and any line of business or business activity related or complementary to the business of such Loan Party and its Subsidiaries conducted as of the Closing Date, including without limitation, the delivery, management and marketing of storage, capacity and transportation of gas and other forms of energy, the generation, transmission or storage of gas and other forms of energy, or the access to gas and energy transmission lines, and business initiatives for the conservation and efficiency of gas and energy, or constituting a Permitted Related Business Opportunity. The Borrower will at all times be and remain a Person that is subject under law to regulation by a public utility commission or other governmental regulatory body with oversight responsibilities for utilities.

8.2.10 Plans and Benefit Arrangements.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in a Prohibited Transaction with any Plan, Benefit Arrangement, Multiple Employer Plan or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances, would reasonably be expected to result in a Material Adverse Change.

8.2.11 Fiscal Year.

The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year from the twelve-month period beginning October 1 and ending September 30 without the prior written consent of the Administrative Agent, such consent not to be unreasonably conditioned, withheld or delayed.

8.2.12 Maximum Leverage Ratio.

The Loan Parties shall not at any time permit the ratio of Consolidated Total Indebtedness of the Borrower and its Subsidiaries to Consolidated Total Capitalization to exceed 0.65 to 1.00.

8.2.13 Modifications to Organizational Documents.

Each Loan Party and Subsidiary of each Loan Party shall not amend, supplement or otherwise modify (pursuant to a waiver or otherwise) its articles of incorporation, certificate of designation (or corporate charter or other similar organizational document) operating agreement or bylaws (or other similar document) in any respect materially adverse to the interests of the Lenders.

8.2.14 No Limitation on Dividends and Distributions by Borrower or its Subsidiaries.

The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, enter into or otherwise be bound by any agreement not to pay dividends or make distributions to the Borrower (in the case of any such Subsidiary) or to the Parent (in the case of the Borrower), except for the restrictions that are no more onerous than the restrictions set forth in this Agreement and the restrictions set forth in the First Mortgage Indenture, in each case as such restrictions exist as of the Closing Date.

8.2.15 Restricted Payments.

The Borrower shall not, and shall not permit any Subsidiary to, declare or make any Restricted Payment except that (a) Borrower may (i) declare and make any dividend payment or other distribution payable in its common stock, and (ii) make any other Restricted Payment so long as no Event of Default or Potential Default shall have occurred and is continuing or would result therefrom; and (b) any Subsidiary of the Borrower may declare and make any Restricted Payment (1) to the holders of the equity interests of such Subsidiary, ratably according to such equity holder’s percentage ownership of the class of equity interest in respect of which such Restricted Payment is being made or (2) to any Loan Party, whether or not on a ratable basis.

8.2.16 [Reserved].

8.2.17 Off-Balance Sheet Financing.

The Borrower and each Subsidiary of the Borrower shall not engage in any off-balance sheet transaction (i.e., the liabilities in respect of which do not appear on the liability side of the balance sheet, with such balance sheet prepared in accordance with GAAP) providing the functional equivalent of borrowed money (including asset securitizations, sale/leasebacks or Synthetic Leases (other than any Permitted Sale and Leaseback Transaction) if the liabilities thereunder could reasonably be expected to result in a Material Adverse Change. For purposes of this Section 8.2.17, (a) "Synthetic Lease" means any lease transaction under which the parties intend that (i) the lease will be treated as an "operating lease" by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended, or appropriate successor thereto, and (ii) the lessee will be entitled to various tax benefits ordinarily available to owners (as opposed to lessees) of like property, and (b) the amount of any lease which is not a capital lease in accordance with GAAP is the aggregate amount of minimum lease payments due pursuant to such lease for any non-cancelable portion of its term.

8.2.18 [Reserved].

8.2.19 Anti-Terrorism Laws.

(a) No Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (c) the funds used to repay the Obligations will not be derived from any unlawful activity, (d) each Covered Entity shall comply with all Anti-Terrorism Laws, and (e) the Borrower shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.

8.3 Reporting Requirements.

The Loan Parties, jointly and severally, covenant and agree that until Payment in Full, the Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

8.3.1 Quarterly Financial Statements.

As soon as available and in any event within fifty-five (55) calendar days after the end of each of the first three fiscal quarters in each fiscal year (or such earlier or later date from time to time established by the SEC in accordance with the Securities Exchange Act of 1934, as amended), or within sixty (60) days in the event the Parent shall file its Form 10-Q within the extension period pursuant to Rule 12b-25 of the Securities Exchange Act of 1934, as amended, financial statements of the Parent, consisting of a consolidated (and, if delivered pursuant to the NJR Note Agreements, consolidating) balance sheet as of the end of such fiscal quarter and related consolidated (and, if delivered pursuant to the NJR Note Agreements, consolidating) statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Parent as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The Loan Parties will be deemed to have complied with the delivery requirements of this Section 8.3.1 if within fifty-five (55) days after the end of their fiscal quarter (or such earlier or later date, from time to time established by the SEC in accordance with the Securities Exchange Act of 1934, as amended), or within sixty (60) days in the event the Parent shall file its Form 10-Q within the extension period pursuant to Rule 12b-25 of the Securities Exchange Act of 1934, as amended, the Parent files a copy of its Form 10-Q with the SEC on its Electronic Data Gathering, Analysis and Retrieval system (or the SEC’s successor electronic system) (collectively, “EDGAR”) and the financial statements contained therein meets the requirements described in this Section.

8.3.2 Annual Financial Statements.

As soon as available and in any event within 105 days after the end of each fiscal year of the Borrower (or such earlier or later date from time to time established by the SEC in accordance with the Securities Exchange Act of 1934, as amended), or within one hundred and twenty (120) days in the event the Parent shall file its Annual Report on Form 10-K within the extension period pursuant to Rule 12b-25 of the Securities Exchange Act of 1934, as amended, financial statements of the Parent consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of any going concern qualification. The Loan Parties will be deemed to have complied with the delivery requirements of this Section 8.3.2 if within 105 days (or 120 days, as applicable) after the end of their fiscal year (or such earlier or later date, from time to time established by the SEC in accordance with the Securities Exchange Act of 1934, as amended), the Parent files a copy of its Annual Report on Form 10-K as filed with the SEC on EDGAR and the financial statements and certification of public accountants contained therein meets the requirements described in this Section.

8.3.3 Certificate of the Borrower.

Concurrently with the financial statements of the Borrower furnished or otherwise made available to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate (each a "Compliance Certificate") of the Borrower signed by the Chief Executive Officer, President, Chief Financial Officer or Treasurer of the Borrower, in the form of Exhibit 8.3.3.

8.3.4 Notice of Default.

Promptly after any Authorized Officer (or other executive officer) of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President, Chief Financial Officer or Treasurer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

8.3.5 Notice of Litigation.

Promptly after the commencement thereof, notice of (a) all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party, or, (b) any Environmental Complaint, which in either case could reasonably be expected to result in a Material Adverse Change.

8.3.6 Notice of Change in Debt Rating.

Within five (5) Business Days after Standard & Poor's or Moody’s announces a change in the Debt Rating of the Borrower, notice of such change. The Borrower will deliver, together with such notice, a copy of any written notification which Borrower received from the applicable rating agency regarding such change of Debt Rating.

8.3.7 Budgets, Forecasts, Other Reports and Information.

Promptly upon their becoming available to the Borrower:

(a) any reports, notices or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders,

(b) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower or the Parent with the SEC,

(c) to the extent not previously reported in regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower or the Parent with the SEC, the Borrower shall notify the Lenders promptly of the enactment or adoption of any Law which may result in a Material Adverse Change,

(d) to the extent requested by the Administrative Agent or any Lender, the annual budget and any forecasts or projections of the Loan Parties, and

(e) with respect to the Hedging Transaction activities of the Loan Parties and their Subsidiaries, to the extent not previously reported in regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower or the Parent with the SEC, such other reports and information as any of the Lenders may from time to time reasonably request.

8.3.8 Notices Regarding Plans and Benefit Arrangements.

8.3.8.1 Certain Events.

Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of

(a) any Reportable Event with respect to the Borrower or any other member of the ERISA Group which could reasonably be expected to result in a Material Adverse Change,

(b) any Prohibited Transaction which could subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder which penalty or tax could reasonably be expected to result in a Material Adverse Change,

(c) any assertion of material withdrawal liability with respect to any Multiemployer Plan, which could reasonably be expected to result in a Material Adverse Change,

(d) any partial or complete withdrawal from a Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof) which could reasonably be expected to result in a Material Adverse Change,

(e) any cessation of operations (by the Borrower or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA, which could reasonably be expected to result in a Material Adverse Change,

(f) withdrawal by the Borrower or any other member of the ERISA Group from a Multiple Employer Plan, which could reasonably be expected to result in a Material Adverse Change,

(g) a failure by the Borrower or any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 303(k) of ERISA that could reasonably be expected to result in a Material Adverse Change,

(h) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA that could reasonably be expected to result in a Material Adverse Change, or

(i) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions, except for any such change required or permitted under applicable Law.

8.3.9 Electronic Delivery.

Documents required to be delivered pursuant to this Section 8.3 (other than certificates required to be delivered pursuant to Section 8.3.3 and notices required to be delivered pursuant to Section 8.3.4) shall be deemed to have been delivered on the date (i) on which the Borrower or Parent posts such documents, or provides a link thereto on the Borrower’s or Parent’s website on the Internet; or (ii) on which such documents are posted on the Borrower’s or Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), provided, that, in each case the Borrower shall promptly notify the Administrative Agent that such documents have been so posted.

9. DEFAULT

9.1 Events of Default.

An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1 Payments Under Loan Documents.

The Borrower shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit or Obligation when due or the Borrower shall, within five (5) days of the due date, fail to pay any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owed under the Loan Documents;

9.1.2 Breach of Warranty.

Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

9.1.3 Breach of Negative Covenants, Visitation Rights, or Anti-Terrorism Laws.

Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.6 [Visitation Rights], Section 8.1.11 [Anti-Terrorism Laws; Anti-Corruption Laws] or Section 8.2 [Negative Covenants];

9.1.4 Breach of Other Covenants.

Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (a) receipt by a Loan Party of knowledge of such default, or (b) receipt by a Loan Party of notice of such default from the Administrative Agent or Required Lenders;

9.1.5 Defaults in Other Agreements or Indebtedness.

(a) A default or event of default shall occur at any time under (i) the First Mortgage Indenture or a New Mortgage Indenture, or (ii) the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or any Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $30,000,000.00 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend; or

(b) There shall occur under the NJR Credit Agreement an “Event of Default” (as such term is defined in the NJR Credit Agreement; or

(c) A default or event of default shall occur at any time under the terms of any agreement involving any off balance sheet transaction (including any asset securitization, sale/leaseback transaction, or Synthetic Lease, and if they constitute off balance sheet transactions, the First Mortgage Indenture or a New Mortgage Indenture, or Related Not Purchase Agreements under which the Borrower may be obligated) with obligations in the aggregate thereunder for which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $30,000,000, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any obligation when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any obligation (whether or not such right shall have been waived) or the termination of any such agreement;

9.1.6 Final Judgments or Orders.

Any final judgments or orders for the payment of money pursuant to the First Mortgage Indenture or a New Mortgage Indenture or in excess of $30,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, and there is a period of forty-five (45) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

9.1.7 Loan Document Unenforceable.

Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective rights, titles, interests, remedies, powers or privileges intended to be created thereby;

9.1.8 [Reserved].

9.1.9 [Reserved].

9.1.10 Insolvent.

The Borrower and its Subsidiaries cease to be Solvent on a consolidated basis.

9.1.11 Events Relating to Pension Plans and Multiemployer Plans.

An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in Material Adverse Change, or Borrower or any member of the ERISA Group fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, where the aggregate amount of unamortized withdrawal liability could reasonably be expected to result in a Material Adverse Change;

9.1.12 Cessation of Business.

Cessation of all or substantially all of the Borrower’s and its Subsidiaries’ consolidated business for a period of five (5) or more calendar days;

9.1.13 Change of Control.

A Change of Control shall occur; or

9.1.14 Relief Proceedings.

A Relief Proceeding shall have been instituted against any Loan Party or a Subsidiary of a Loan Party and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party or a Subsidiary of a Loan Party institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) any Loan Party or any Subsidiary of a Loan Party admits in writing its inability to pay its debts as they mature.

9.2 Consequences of Event of Default.

9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

If an Event of Default specified under Sections 9.1.1 [Payments Under Loan Documents] through 9.1.13 [Change of Control] shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and

9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.

If an Event of Default specified under Section 9.1.14 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

9.2.3 Set-off.

If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have. Each Lender and the Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

9.2.4 Application of Proceeds.

From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until Payment in Full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

(i) First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swing Loan Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lender and Swing Loan Lender in proportion to the respective amounts described in this clause First payable to them;

(ii) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

(iii) Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(iv) Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Lender Provided Interest Rate Hedges, and Other Lender Provided Financial Service Products, ratably among the Lenders, the Issuing Lender, and the Lenders or Affiliates of Lenders which provide Lender Provided Interest Rate Hedges and Other Lender Provided Financial Service Products, in proportion to the respective amounts described in this clause Fourth held by them;

(v) Fifth, to the Administrative Agent for the account of the Issuing Lender, to cash collateralize any undrawn amounts under outstanding Letters of Credit; and

(vi) Last, the balance, if any, to the Loan Parties or as required by Law.

Notwithstanding anything to the contrary in this Section 9.2.4, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to such Guaranty Agreement) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities; provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 9.2.4.

10. THE ADMINISTRATIVE AGENT

10.1 Appointment and Authority.

Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

10.2 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon, In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent,

10.6 Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

If PNC resigns as Administrative Agent under this Section 10.6, PNC shall also resign as an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.

10.7 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8 No Other Duties, etc.

Anything herein to the contrary notwithstanding, none of the Syndication Agents, Documentation Agents and Joint Lead Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

10.9 Administrative Agent's Fee.

The Borrower shall pay to the Administrative Agent a nonrefundable fee (the "Administrative Agent's Fee") under the terms of a letter (the "Administrative Agent's Letter") between the Borrower and Administrative Agent, as amended from time to time.

10.10 Authorization to Release Guarantors. The Lenders and Issuing Lenders authorize the Administrative Agent to release any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.6 [Dispositions of Assets or Subsidiaries] or Section 8.2.5 [Liquidations, Mergers, Consolidations, Acquisitions].

10.11 No Reliance on Administrative Agent's Customer Identification Program.

Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

10.12 Plan Assets.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

11. MISCELLANEOUS

11.1 Modifications, Amendments or Waivers.

With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:

11.1.1 Increase of Commitment.

Increase the amount of the Revolving Credit Commitment of any Lender hereunder without the consent of such Lender;

11.1.2 Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment.

Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), any Reimbursement Obligation, the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or any Reimbursement Obligation or reduce the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;

11.1.3 Release of Guarantor. Except for sales of assets permitted by Section 8.2.6 [Dispositions of Assets or Subsidiaries], release any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or

11.1.4 Miscellaneous.

Amend Section 5.2 [Pro Rata Treatment of Lenders], Section 10.3 [Exculpatory Provisions] or Section 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders;

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Issuing Lender, or the Swing Loan Lender may be made without the written consent of the Administrative Agent, the Issuing Lender or the Swing Loan Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a "Non-Consenting Lender"), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender]. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provisions of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement if the same is not objected to in writing by the Required Lenders to the Administrative Agent within five (5) Business Days following receipt of notice thereof

11.2 No Implied Waivers; Cumulative Remedies.

No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.

11.3 Expenses; Indemnity; Damage Waiver.

11.3.1 Costs and Expenses. The Borrower shall pay (i) all documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all reasonable and documented fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all documented out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), and shall pay all reasonable and documented fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the Issuing Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable and documented out-of-pocket expenses of the Administrative Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties.

11.3.2 Indemnification by the Borrower.

The Borrower shall indemnify the Administrative Agent (and any subagent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable and documented fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrower under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.3.2 [Indemnification by the Borrower] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

11.3.3 Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Borrower] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender's Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.

11.3.4 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3.2 [Indemnification by Borrower] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

11.3.5 Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

11.4 Holidays.

Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5 Notices; Effectiveness; Electronic Communication.

11.5.1 Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.

11.5.2 Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

11.5.3 Change of Address, Etc. Any party hereto may change its address, e-mail address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

11.6 Severability.

The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.7 Duration; Survival.

All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5.1 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.

11.8 Successors and Assigns.

11.8.1 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.8.2 Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(1) in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(2) in any case not described in clause (i)(A) of this Section 11.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Commitment of the assigning Lender, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and:

(1) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(2) the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv) Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(v) No Assignment to Borrower or Defaulting Lender. No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries, or to a Defaulting Lender.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person or to any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Etc.], 5.9 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].

11.8.3 Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8.4 Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Guarantor]) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.4 [Libor Rate Unascertainable, Etc.], 5.9 [Increased Costs], 5.11 [Indemnity] and 5.10 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.10.7 [Status of Lenders] (it being understood that the documentation required under Section 5.10.7 [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders]; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of a Different Lending Office] as if it were an assignee under Section 11.8.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Sections 5.9 [Increased Costs] or 5.10 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of Different Lending Office] with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

11.8.5 Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.9 Confidentiality.

11.9.1 General. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or the other Loan Parties. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.9.2 Sharing Information With Affiliates of the Lenders. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.9.1 [General].

The Administrative Agent or any Lender may use, in connection with customary advertising material relating to the transactions contemplated hereby (subject, however, to the Borrower’s approval, such approval not to be unreasonably withheld), the name, product photographs, logo or trademark of the Loan Parties. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.

11.10 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

11.11.1 Governing Law. This Agreement shall be deemed to be a contract under the Laws of the State of New York without regard to its conflict of laws principles. Any trade Letter of Credit issued under this Agreement shall be subject to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance ("UCP"), and any standby Letter of Credit issued under this Agreement shall be subject to the rules of the International Standby Practices (ICC Publication Number 590) ("ISP98"), and, in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to its conflict of laws principles.

11.11.2 SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.11.3 WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.11.3. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

11.11.4 SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.11.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.12 [Reserved].

11.13 USA Patriot Act Notice.

Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.

11.14 Acknowledgement and Consent to Bail-In of EEA Financial Institutions Contractual Recognition of Bail-In.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(ii) the effects of any Bail-in Action on any such liability, including, if applicable:

(a) a reduction in full or in part or cancellation of any such liability;

(b) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(c) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

11.15 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.16 Amendment and Restatement.

This Agreement amends and restates in its entirety the Existing Credit Agreement. All references to the "Agreement" contained in the Loan Documents delivered in connection with the Existing Credit Agreement or this Agreement shall, and shall be deemed to, refer to this Agreement. Notwithstanding the amendment and restatement of the Existing Credit Agreement by this Agreement, the Obligations of the Borrower and the other Loan Parties outstanding under the Existing Credit Agreement and the Loan Documents as of the Closing Date shall remain outstanding and shall constitute continuing Obligations without novation. Such Obligations shall in all respects be continuing and this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of such Obligations.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO THE NEW JERSEY NATURAL
GAS COMPANY AMENDED AND RESTATED CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

BORROWER:

ATTEST:

/s/ Richard Reich
Name: Richard Reich
Title: Corporate Secretary
NEW JERSEY NATURAL GAS COMPANY

By:	/s/ James W. Kent
Name:	James W. Kent
Title:	Treasurer

[SIGNATURE PAGE TO THE NEW JERSEY NATURAL
GAS COMPANY AMENDED AND RESTATED CREDIT AGREEMENT]

PNC BANK NATIONAL ASSOCIATION,
Individually and as Administrative Agent

By:	/s/ Thomas E. Redmond
Name: Thomas E. Redmond
Title: Managing Director

[SIGNATURE PAGE TO THE NEW JERSEY NATURAL
GAS COMPANY AMENDED AND RESTATED CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., individually
and as a Syndication Agent

By:	/s/ Justin Martin
Name: Justin Martin
Title: Authorized Officer

[SIGNATURE PAGE TO THE NEW JERSEY NATURAL
GAS COMPANY AMENDED AND RESTATED CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION,
individually and as a Syndication Agent

By:	/s/ Kevin S. Murphy
Name: Kevin S. Murphy
Title: Vice President

[SIGNATURE PAGE TO THE NEW JERSEY NATURAL
GAS COMPANY AMENDED AND RESTATED CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL
ASSOCIATION, individually and as a Syndication
Agent

By:	/s/ Jesse Tannuzzo
Name: Jesse Tannuzzo
Title: Vice President

[SIGNATURE PAGE TO THE NEW JERSEY NATURAL
GAS COMPANY AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A., individually and as a
Documentation Agent

By:	/s/ Laura H. McAulay
Name: Laura H. McAulay
Title: Senior Vice President

[SIGNATURE PAGE TO THE NEW JERSEY NATURAL
GAS COMPANY AMENDED AND RESTATED CREDIT AGREEMENT]

MIZUHO BANK, LTD., individually and as a
Documentation Agent

By:	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

[SIGNATURE PAGE TO THE NEW JERSEY NATURAL
GAS COMPANY AMENDED AND RESTATED CREDIT AGREEMENT]

TD BANK, N.A., individually and as a
Documentation Agent

By:	/s/ Shannon Batchman
Name: Shannon Batchman
Title: Senior Vice President

[SIGNATURE PAGE TO THE NEW JERSEY NATURAL
GAS COMPANY AMENDED AND RESTATED CREDIT AGREEMENT]

BRANCH BANKING AND TRUST
COMPANY, as a Lender

By:	/s/ Ryan T. Hamilton
Name: Ryan T. Hamilton
Title: Vice President

[SIGNATURE PAGE TO THE NEW JERSEY NATURAL
GAS COMPANY AMENDED AND RESTATED CREDIT AGREEMENT]

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ David Dewar
Name: David Dewar
Title: Director

SCHEDULE 1.1(A)

Pricing Grid

	Debt Rating	Commitment	Base Rate	LIBOR Rate	Letter of
Level	[Standard and Poor's	Fee	Spread	Spread	Credit Fee
	and Moody's,
	Respectively1]
I	A or above	.075%	0%	.875%	.875%
	or
	A2 or above
II	A- or above but less	.100%	.125%	1.125%	1.125%
	than A
	or
	A3 or above but less
	than A2
III	BBB+ or above but	.150%	.250%	1.250%	1.250%
	less than A-
	or
	Baa1 or above but
	less than A3
IV	BBB or lower	.200%	.500%	1.500%	1.500%
	or
	Baa2 or lower

For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:

With respect to the Debt Ratings of Moody's and Standard and Poor's or such other rating agency (or agencies) that may from time to time be determining Borrower's Debt Rating pursuant to the terms of the Credit Agreement to which this Schedule is attached (each, an "Applicable Rating Agency" and, collectively, the "Applicable Rating Agencies"): (i) if one or both of such Applicable Rating Agencies shall fail to have a Debt Rating in effect, then such Applicable Rating Agency which fails to have a Debt Rating in effect shall be deemed to have established a Debt Rating at Level IV, and (ii) if the Debt Rating established by one Applicable Rating Agency and the Debt Rating established by another Applicable Rating Agency differ, the pricing Level above shall be determined based upon the higher of the Debt Ratings established by the Applicable Rating Agencies, provided, however, if one of the Debt Ratings is two or more Levels lower than the other, the applicable pricing Level shall be determined at the Level next above that of the Level of the lower of the two Debt Ratings.

Any change in the Applicable Margin, the Applicable Commitment Fee Rate, or the Applicable Letter of Credit Fee Rate shall become effective on the date of any public announcement of the change in the Debt Rating requiring such an increase or decrease.

____________________

1 Borrower may replace Standard & Poor's or Moody's with Fitch, Inc. as an Applicable Rating Agency as provided in the definition of "Debt Rating." In such event, the Pricing Grid automatically will be deemed to be amended to replace (i) all references to the replaced Applicable Rating Agency with Fitch, Inc., and (ii) the respective debt ratings of the replaced Applicable Rating Agency with the equivalent debt ratings of Fitch, Inc.

1

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments/Addresses of Lenders

	AMOUNT OF
	COMMITMENT
	FOR REVOLVING
LENDER	CREDIT LOANS	PERCENTAGE
PNC BANK, NATIONAL ASSOCIATION	$40,000,000.00	16.000000000%

Address for Notices:
155 East Broad Street
Columbus, OH 43215
Attention: Thomas Redmond
Telephone No. (614) 463-8540
Facsimile No. (614) 463-6770
E-mail: thomas.redmond@pnc.com

Address of Lending Office:
PNC Firstside Center
4th Floor
500 First Avenue
Pittsburgh, PA 15219
Steven Santoro
Phone: 412-768-5447
Fax: 412-705-2400
Email: steven.santoro@pnc.com

1

	AMOUNT OF
	COMMITMENT
	FOR REVOLVING
LENDER	CREDIT LOANS	PERCENTAGE
JPMORGAN CHASE BANK, N.A.	$40,000,000.00	16.000000000%

Address for Notices:
10 S. Dearborn St., Floor 9
Mail code: IL1-0090
Chicago, Illinois 60603
Attention: Justin Martin
Telephone No. (312) 732-4441
Facsimile No. (312) 732-1762
E-mail: justin.2.martin@jpmorgan.com

Address of Lending Office:
10 S. Dearborn St., Floor 9
Mail code: IL1-0090
Chicago, Illinois 60603
Attention: Non-Agent Servicing Team
Telephone No. (312) 385-7072
Facsimile No. (312) 256-2608
E-mail: cls.chicago.non.agented.servicing@chase.com

2

	AMOUNT OF
	COMMITMENT
	FOR REVOLVING
LENDER	CREDIT LOANS	PERCENTAGE
U.S. BANK NATIONAL ASSOCIATION	$40,000,000.00	16.000000000%

Address for Notices:
3 Bryant Park 15th Floor
New York, NY 10036
Attention: Michael T. Sagges
Telephone No. (917) 256-2822
Facsimile No. N/A
E-mail: michael.sagges@USBank.com

Address of Lending Office
3 Bryant Park 15th Floor
New York, NY 10036
Attention: CLS Syndication Services
Telephone No. (920) 237-7601
Facsimile No. (920) 237-7993
E-mail: CLSSyndicationServicesTeam@USBank.com

3

	AMOUNT OF
	COMMITMENT
	FOR REVOLVING
LENDER	CREDIT LOANS	PERCENTAGE
WELLS FARGO BANK, NATIONAL ASSOCIATION	$40,000,000.00	16.000000000%

Address for Notices:
90 South 7th Street
MAC N9305-156
Minneapolis, MN 55402
Attention: Jesse Tannuzzo
Telephone No. (612) 667-0030
Facsimile No. (612) 316-0506
jesse.tannazzu@wellsfargo.com

Address of Lending Office:
90 South 7th Street
MAC N9305-156
Minneapolis, MN 55402
Attention: Jesse Tannuzzo
Telephone No. (612) 667-0030
Facsimile No. (612) 316-0506
jesse.tannazzu@wellsfargo.com

4

	AMOUNT OF
	COMMITMENT
	FOR REVOLVING
LENDER	CREDIT LOANS	PERCENTAGE
BANK OF AMERICA, N.A.	$20,000,000.00	8.000000000%

Address for Notices:
NJ7-550-04-02
194 Wood Avenue South
Iselin, NJ 08830
Attention: Laura H. McAulay
Telephone No. (732) 321-5919
Facsimile No. (66) 834-9928
E-mail: laura.h.mcaulay@baml.com

Address of Lending Office:
NJ7-550-04-02
194 Wood Avenue South
Iselin, NJ 08830
Attention: Laura H. McAulay
Telephone No. (732) 321-5919
Facsimile No. (646) 834-9928
E-mail: laura.h.mcaulay@baml.com

5

	AMOUNT OF
	COMMITMENT
	FOR REVOLVING
LENDER	CREDIT LOANS	PERCENTAGE
MIZUHO BANK, LTD.	$20,000,000.00	8.000000000%

Address for Notices:
1251 Avenue of the Americas
New York, NY 10020-1104
Attention: Michael Oros
Telephone No. (212) 282-3952
Facsimile No. (212) 282-4488
E-mail: michael.oros@mizuhocbus.com

Address of Lending Office:
1251 Avenue of the Americas
New York, NY 10020-1104
Attention: Brandon Weidenfeld
Telephone No. (201) 626-9448
Facsimile No. (201) 626-9941
E-mail: LAU_USCORP3@mizuhocbus.com

6

	AMOUNT OF
	COMMITMENT
	FOR REVOLVING
LENDER	CREDIT LOANS	PERCENTAGE
TD BANK, N.A.	$20,000,000.00	8.000000000%

Address for Notices:
6000 Atrium Way
Mt. Laurel, NJ 08054
Attention: Specialized Servicing
Telephone No.: (856) 533-2862
Facsimile No.: (856) 533-7128
E-mail: SpecializedServicing@TD.com

Address of Lending Office:
444 Madison Ave., 2nd Floor
New York, NY 10022
Attention: Shannon Batchman
Telephone No.: (646) 652-1406
Facsimile No.: (212) 308-0486
E-mail: shannon.batchman@td.com

7

	AMOUNT OF
	COMMITMENT
	FOR REVOLVING
LENDER	CREDIT LOANS	PERCENTAGE
BRANCH BANKING AND TRUST COMPANY	$15,000,000.00	6.000000000%

Address for Notices:
1133 Avenue of the Americas FL 27
New York, NY 10036
Attention: Timothy Wiegand
Telephone No. (212) 416-4631
Facsimile No. (888) 707-4162
E-mail: twiegand@bbandt.com

Address of Lending Office:
1133 Avenue of the Americas FL 27
New York, NY 10036
Attention: Shana Pask
Telephone No. (336) 733-2645
Facsimile No. (888) 707-4162
E-mail: CapitalMarkets-W-S@bbandt.com

8

	AMOUNT OF
	COMMITMENT
	FOR REVOLVING
LENDER	CREDIT LOANS	PERCENTAGE
THE BANK OF NOVA SCOTIA	$15,000,000.00	6.000000000%

Address for Notices:
40 King Street West, 55th Floor
Toronto, Ontario, Canada M5H 1H1
Attention: Sandy Dewar
Telephone No. (416) 350-5749
Facsimile No. (416) 350-1161
E-mail: sandy.dewar@scotiabank.com

Address of Lending Office:
720 King Street W, 2nd Floor
Toronto, Ontario, Canada M5V 2T3
Attention: Vesna Vukelich
Telephone No. (212) 225-5705
Facsimile No. (212) 225-5709
E-mail: vensa.vukelich@scotiabank.com
Total	$250,000,000.00	100.000000000%

9

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrower and Guarantors:

ADMINISTRATIVE AGENT:

Name:	PNC BANK, NATIONAL ASSOCIATION
Address:	155 East Broad Street
Columbus, OH 43215
Attention:	Thomas Redmond
Telephone No.	(614) 463-8540
Facsimile No.	(614) 463-6770
E-mail:	thomas.redmond@pnc.com

With a copy to:

Name:	PNC BANK, NATIONAL ASSOCIATION
Address:	PNC Firstside Center
4th Floor
500 First Avenue
Pittsburgh, PA 15219
Attention:	Steven Santoro
Telephone No.	412-768-5447
Facsimile No.	412-705-2400
E-mail:	steven.santoro@pnc.com

Name:	CLARK HILL PLC
Address:	502 Carnegie Center
Suite 103
Princeton, NJ 08540
Attention:	Lisa S. Wren, Esquire
Telephone No.	(609) 785-2910
Facsimile No.	(609) 785-2970
E-mail:	lisa.wren@clarkhill.com

BORROWER:

Name:	c/o NEW JERSEY RESOURCES CORPORATION
Address:	1415 Wyckoff Road
Wall, NJ 07719
Attention:	James Kent, Treasurer
Telephone No.	(732) 938-1093
Facsimile No.	(732) 938-3154
E-mail:	jkent@njresources.com

With a copy to:

Name:	c/o NEW JERSEY RESOURCES CORPORATION
Address:	1415 Wyckoff Road
Wall, NJ 07719
Attention:	Alex Gonzalez, Assistant General Counsel
Telephone No.	732-938-1174
Facsimile No.	732-938-1226
E-mail:	agonzalez@njresources.com

SCHEDULE 1.1(p)

PERMITTED LIENS

New Jersey Natural Gas Company

State of New Jersey/Department of Treasury

No. 1
Debtor:	New Jersey Natural Gas Company
Secured Party:	Banc of America Leasing & Capital, LLC
File No.:	2544901-3	11/23/2009
Collateral:	Leased equipment
●Continuation filed 9/30/2014

No. 2
Debtor:	New Jersey Natural Gas Company
Secured Party:	Hannon Armstrong Multi Asset Infrastructure Trust
Assignor:	Hannon Armstrong NJ Funding LLC
File No.:	25333619	8/20/2009
Collateral:	All moneys due and to become due in respect of Task Order
No. JN09 dated July 31, 2009
●Continuation filed 7/30/2014

No. 3
Debtor:	New Jersey Natural Gas Company
Secured Party:	The Fifth Third Leasing Company
File No.:	26124148	12/21/2011
Collateral:	Leased equipment
●Continuation filed 12/16/2016

No. 4
Debtor:	New Jersey Natural Gas Company
Secured Party:	BB&T Equipment Finance Corporation
File No.:	52560712	12/20/2017
Collateral:	Leased equipment

No. 5
Debtor:	New Jersey Natural Gas Company
Secured Party:	Canon Financial Services, Inc.
File No.:	50454323	2/25/2013
Collateral:	All equipment subject to a lease, rental agreement or other
Instrument

No. 6
Debtor:	New Jersey Natural Gas Company
Secured Party:	Banc of America Leasing & Capital, LLC
File No.:	51471154	12/23/2015
Collateral:	Leased equipment

No. 7
Debtor:	New Jersey Natural Gas Company
Secured Party:	Banc of America Leasing & Capital, LLC
File No.:	25496406	12/31/2009
Collateral:	Leased equipment
●Continuation filed 12/5/2014

No. 8
Debtor:	New Jersey Natural Gas Company
Secured Party:	Hannon Armstrong Multi Asset Infrastructure Trust
Assignor:	Hannon Armstrong NJ Funding LLC
File No.:	25241358	5/29/2009
Collateral:	All moneys due and to become due in respect of Task Order
No. JN08 dated March 19, 2009
●Continuation filed 9/23/2014

No. 9
Debtor:	New Jersey Natural Gas Company
Secured Party:	Banc of America Leasing & Capital, LLC
File No.:	50411942	12/28/2012
Collateral:	Leased equipment
●Continuation filed 12/28/2017

No. 10
Debtor:	New Jersey Natural Gas Company
Secured Party:	Banc of America Leasing & Capital, LLC
File No.:	51047573	12/31/2014
Collateral:	Leased equipment

No. 11
Debtor:	New Jersey Natural Gas Company
Secured Party:	Banc of America Leasing & Capital, LLC
File No.:	25449242	11/23/2009
Collateral:	Leased equipment
●Continuation filed 9/30/2014

No. 12
Debtor:	New Jersey Natural Gas Company
Secured Party:	Banc of America Leasing & Capital, LLC
File No.:	25082937	12/26/2008
Collateral:	Leased equipment
●Continuation filed 11/15/2013

No. 13
Debtor:	New Jersey Natural Gas Company
Secured Party:	BB&T Equipment Finance Corporation
File No.:	52007934	12/23/2016
Collateral:	Leased equipment

No. 14
Debtor:	New Jersey Natural Gas Company
Secured Party:	BNY Midwest Trust Company, as Trustee
File No.:	24187824	5/31/2007
Collateral:	Types or items or property covered under the
Indenture of Mortgage and Deed of Trust dated April 1, 1952
As supplemented and amended from time to time
●Continuation filed 4/24/2012
●Amendment filed to change Secured Party to
U.S. Bank National Association, as Trustee
●Continuation filed 2/14/2017

No. 15
Debtor:	New Jersey Natural Gas Company
Secured Party:	Banc of America Leasing & Capital, LLC
File No.:	50709494	12/27/2013
Collateral:	Leased equipment

No. 16
Debtor:	New Jersey Natural Gas Company
Secured Party:	State Street Bank and Trust Company of Connecticut,
National Association
Assignee:	Fleet Nation al Bank of Connecticut
File No.:	1676447	1/10/1996
Collateral:	Precautionary filing in connection with Lease
●Continuation filed 1/9/2001
●Amendment filed 1/9/2001 to change Secured Party to:
State Street Bank and Trust Company, as Indenture Trustee
●Assignment filed 10/24/2005 to: U.S. Bank National
Association, as Indenture Trustee
●Continuation filed 11/4/2005
●Continuation filed 7/15/2010
●Continuation filed 8/28/2015

No. 17
Debtor:	New Jersey Natural Gas Company
Secured Party:	Banc of America Leasing & Capital, LLC
File No.:	25332230
Collateral:	Leased equipment
●Continuation filed 7/22/2014

No. 18
Debtor:	New Jersey Natural Gas Company
Secured Party:	Banc of America Leasing & Capital LLC
File No.:	24507431	12/17/2007
Collateral:	Leased equipment
●Assignment filed 1/16/2008 to Farm Credit Leasing
Services Corporation
●Continuation filed 11/26/2012

No. 19
Debtor:	New Jersey Natural Gas Company
Secured Party:	Banc of America Leasing & Capital, LLC
File No.:	25933383	2/7/2011
Collateral:	Leased equipment
●Continuation filed 12/28/2015

No. 20
Debtor:	New Jersey Natural Gas Company
Secured Party:	CIT Finance LLC
File No.:	50763362	3/6/2014
Collateral:	Leased equipment
●Continuation filed 9/28/2018

Monmouth County, New Jersey Recorders Office

Debtor:	New Jersey Natural Gas Company
Secured Party:	Fleet National Bank of Connecticut, as Indenture Trustee
Assignee:	State Street Bank and Trust Company
File No.:	2000172600	12/2/2000
Collateral:	Precautionary filing in connection with Lease
●Continuation filed 12/22/2000
●Assignment filed 10/26/2005 to: U.S. Bank
National Association, as Indenture Trustee
●Continuation filed 12/22/2005
●Continuation filed 9/16/2010
●Continuation filed 9/29/2015

SCHEDULE 2.9.1

EXISTING LETTERS OF CREDIT

None.

SCHEDULE 6.1.12

CONSENTS AND APPROVALS

None.

SCHEDULE 6.1.21

PERMITTED RELATED BUSINESS OPPORTUNITIES

Summary of Investments in Permitted Related Business Opportunities as of 9/30/2018:

Steckman Ridge L.P. (equity investment)	$117,001,000
PennEast Pipeline Company (equity investment)	73,865,000
Total	$190,866,000

Steckman Ridge: Steckman Ridge is a Delaware limited partnership, jointly owned and controlled by our subsidiary, NJR Storage Holdings and subsidiaries of Enbridge Inc., that built, owns and operates a natural gas storage facility with up to 12 Bcf of working gas capacity in Bedford County, Pennsylvania. The facility has direct access to the Texas Eastern and Dominion Transmission pipelines and has access to the Northeast and Mid-Atlantic markets.

Effective April 1, 2010, New Jersey Natural Gas Company (NJNG) entered into a 10-year agreement for 3 Bcf of firm storage capacity with Steckman Ridge. Under the terms of the agreement, NJNG incurs demand fees, at market rates, of approximately $9.3 million annually, a portion of which is eliminated in consolidation.

NJR Energy Services may periodically enter into storage or park and loan agreements with Steckman Ridge. As of September 30, 2018, Energy Services has entered into transactions with Steckman Ridge for varying terms, all of which expire by October 31, 2020.

PennEast Pipeline Company (PennEast): NJR Pipeline Company owns a 20 percent interest in PennEast, a proposed 120-mile natural gas pipeline to run from the Marcellus region of northeast Pennsylvania to western New Jersey. NJNG has entered into a 15-year transportation precedent agreement for committed capacity of 180,000 Dths per day with PennEast, to commence when in service.

SCHEDULE 8.2.1

EXISTING INDEBTEDNESS

A. New Jersey Natural Gas Company

First Mortgage Bonds	Rate	Maturity Date	Principal Amt.
Series MM	Var.	9/1/27	$9,545,000
Series NN	Var.	8/1/35	41,000,000
Series OO	Var.	8/1/41	46,500,000
Series PP	3.15%	4/15/28	50,000,000
Series QQ	3.58%	3/13/24	70,000,000
Series RR	4.61%	3/13/44	55,000,000
Series SS	2.82%	4/15/25	50,000,000
Series TT	3.66%	4/15/45	100,000,000
Series UU	3.63%	6/21/46	125,000,000
Series VV	4.01%	5/11/48	125,000,000

Sub-total First Mortgage Bonds			$672,045,000

Capital Lease Obligation – Bldg.		6/1/21	$8,749,000
Capital Lease Obligation – Meters		Various	27,188,000

Commercial Paper (Unsecured)			$64,000,000

Total			$711,982,000

B. Derivative Instruments

Natural Gas Distribution

Changes in fair value of NJNG’s financial commodity derivatives are recorded as a component of regulatory assets or liabilities on the Consolidated Balance Sheets. The Company elects NPNS accounting treatment on all physical commodity contracts that NJNG entered into on or before December 31, 2015, and accounts for these contracts on an accrual basis. Accordingly, physical natural gas purchases are recognized in regulatory assets or liabilities on the Consolidated Balance Sheets when the contract settles and the natural gas is delivered. The average cost of natural gas is amortized in current period earnings based on the current BPU BGSS factor and therm sales. Effective January 1, 2016, on a prospective basis, NJNG no longer elects NPNS accounting treatment on all of its physical commodity contracts entered into from January 1, 2016. However, since NPNS is a contract-by-contract election, where it makes sense to do so, NJNG can and may elect certain contracts to be normal. Because NJNG recovers these amounts through future BGSS rates as increases or decreases to the cost of natural gas in NJNG’s tariff for gas service, the changes in fair value of these contracts are deferred as a component of regulatory assets or liabilities on the Consolidated Balance Sheets.

The following table reflects the fair value of the Company’s derivative assets and liabilities recognized on the Consolidated Balance Sheets as of September 30:

		Fair Value
		2018		2017
(Thousands)	Balance Sheet Location	Asset	Liability	Asset	Liability
Derivatives not designated as hedging instruments:
Natural Gas Distribution:
Physical commodity contracts	Derivatives - current	$85	$192	$151	$72
Financial commodity contracts	Derivatives - current	94	—	—	1,149
Interest rate contracts (1)	Derivatives - current	—	—	—	8,467
Energy Services:
Physical commodity contracts	Derivatives - current	7,667	18,158	14,588	16,589
	Derivatives - noncurrent	3,930	11,316	7,127	8,710
Financial commodity contracts	Derivatives - current	19,169	28,176	15,302	20,267
	Derivatives - noncurrent	6,630	11,548	2,033	2,620
Foreign currency contracts	Derivatives - current	—	126	40	—
	Derivatives - noncurrent	—	118	4	—
Home Services and Other:
Interest rate contracts	Derivatives - current	381	—	—	—
Total fair value of derivatives		$37,956	$69,634	$39,245	$57,874

(1) Includes treasury lock which was settled in March 2018.

EXHIBIT 1.1(A)

FORM OF
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption Agreement (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor" and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and Obligations of the Assignor under the respective facilities identified below (including without limitation any Letters of Credit, guarantees, and Swing Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate of [identify Lender1]

3.	Borrower(s):	New Jersey Natural Gas Company

4.	Agent:	PNC Bank, National Association, as the administrative agent under the Credit Agreement
____________________

1 Select if applicable.

5.	Credit Agreement:	Amended and Restated Credit Agreement dated as of December 5, 2018 among New Jersey Natural Gas Company, the Lenders parties thereto, the Guarantors parties thereto, and PNC Bank, National Association, as administrative agent for the Lenders

6.	Assigned Interest:

	Aggregate Amount of	Amount of	Percentage Assigned
Facility Assigned[2]	Commitment for all	Commitment	of Commitment[3]
	Lenders*	Assigned*
	$	$	%
	$	$	%
	$	$	%

7.	Trade Date:	[4]

Effective Date: __________ ___, 20___ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]5

[SIGNATURE PAGE FOLLOWS]

____________________

2 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Agreement (e.g. "Revolving Credit Commitment", etc.).
* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
3 Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.
4 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
5 Assignor shall pay a fee of $3,500 to the Administrative Agent in connection with the Assignment and Assumption.

2

[SIGNATURE PAGE FOR ASSIGNMENT AND ASSUMPTION]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

PNC BANK, NATIONAL ASSOCIATION,
as Agent

By:
Name:
Title:

Consented to:

NEW JERSEY NATURAL GAS COMPANY,
as Borrower

By:
Name:
Title:

ANNEX 1

STANDARD TERMS AND CONDITIONS
FOR ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.3 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (v) if Assignee is not incorporated under the Laws of the United States of America or a state thereof, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT 1.1(G)(1)

FORM OF
GUARANTOR JOINDER AND ASSUMPTION AGREEMENT

THIS GUARANTOR JOINDER AND ASSUMPTION AGREEMENT is made as of ________          ___,          20___,          by          _______________,          a          _______________ [corporation/partnership/limited liability company] (the "New Guarantor").

Background

Reference is made to (i) the Amended and Restated Credit Agreement, dated as of December 5, 2018, by and among New Jersey Natural Gas Company, a New Jersey corporation (the "Borrower"), the Guarantors party thereto, PNC Bank, National Association, as the administrative agent (the "Administrative Agent"), and the Lenders party thereto (as amended, restated, modified or supplemented from time to time hereafter, the "Credit Agreement"); (ii) the Guaranty and Suretyship Agreement, dated as of the date set forth therein (as the same may be restated, modified, supplemented or amended from time to time, the "Guaranty"), of Guarantors given to the Administrative Agent for the benefit of the Lenders, and (iii) the other Loan Documents referred to in the Credit Agreement, as the same may be modified, supplemented, restated or amended from time to time (the "Loan Documents").

Agreement

Capitalized terms defined in the Credit Agreement are used herein as defined therein.

New Guarantor hereby becomes a Guarantor under the terms of the Credit Agreement and in consideration of the value of the direct and indirect economic benefits received by New Guarantor as a result of being or becoming affiliated with the Borrower and the Guarantors, New Guarantor hereby agrees that, effective as of the date hereof, it hereby is, and shall be deemed to be, and assumes the obligations of, a "Loan Party" and a "Guarantor" under the Credit Agreement, a "Guarantor", jointly and severally with the existing Guarantors under the Guaranty, and a Loan Party or Guarantor, as the case may be, under each of the other Loan Documents to which the Loan Parties or Guarantors are a party; and New Guarantor hereby agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until Payment In Full and the performance of all other obligations of Borrower under the Loan Documents, New Guarantor shall perform, comply with and be subject to and bound by each of the terms and provisions of the Credit Agreement, Guaranty and each of the other Loan Documents, jointly and severally, with the existing parties thereto. Without limiting the generality of the foregoing, New Guarantor hereby (a) absolutely and unconditionally guarantees the "Debtor Liabilities" (as such term is defined in the Guaranty) on the terms and conditions, and subject to the limitations, set forth in the Guaranty, and (b) represents and warrants that (i) each of the representations and warranties set forth in Section 6 of the Credit Agreement applicable to a Loan Party is true and correct as to New Guarantor on and as of the date hereof; and (ii) New Guarantor has heretofore received a true and correct copy of the Credit Agreement, the Guaranty and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.

New Guarantor hereby makes, affirms and ratifies in favor of the Lenders and the Administrative Agent the Credit Agreement, the Guaranty and each of the other Loan Documents given by the Guarantors to the Administrative Agent and any of the Lenders.

New Guarantor is simultaneously delivering to the Administrative Agent the documents, together with this Guarantor Joinder and Assumption Agreement, required under Sections 8.1.15 [Joinder of Guarantors].

In furtherance of the foregoing, New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of Administrative Agent to carry out more effectively the provisions and purposes of this Guarantor Joinder and Assumption Agreement and the other Loan Documents.

This Guarantor Joinder and Assumption Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. New Guarantor acknowledges and agrees that a telecopy or email transmission to the Administrative Agent of signature pages hereof purporting to be signed on behalf of New Guarantor shall constitute effective and binding execution and delivery hereof by New Guarantor.

NEW GUARANTOR SHALL CAUSE BORROWER TO PROVIDE SUCH ADDITIONAL DOCUMENTS AS REQUIRED BY SECTION 8.1.15 OF THE CREDIT AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE TO GUARANTOR JOINDER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, and intending to be legally bound hereby, New Guarantor has duly executed this Guarantor Joinder and Assumption Agreement and delivered the same to the Administrative Agent for the benefit of the Lenders, as of the date and year first above written.

[______________________________]

By:
Name:
Title:

Acknowledged and accepted:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

EXHIBIT 1.1(G)(2)

FORM OF
GUARANTY AND SURETYSHIP AGREEMENT

IN CONSIDERATION of credit granted or to be granted by PNC BANK, NATIONAL ASSOCIATION ("PNC Bank") and various other financial institutions from time to time (PNC Bank and such other financial institutions, including each of their respective successors, endorsees and assigns, are each a "Lender" and collectively, the "Lenders") pursuant to that certain Amended and Restated Credit Agreement, dated as of December 5, 2018 (as may be amended, modified, supplemented or restated from time to time, the "Credit Agreement"), by and among NEW JERSEY NATURAL GAS COMPANY, a New Jersey corporation (the "Debtor"), each of the Guarantors (as defined in the Credit Agreement) party thereto from time to time, the Lenders (as defined in the Credit Agreement) party thereto from time to time, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the "Administrative Agent"), intending to be legally bound hereby, and to induce the Lenders to maintain or extend credit to the Debtor, EACH OF THE UNDERSIGNED AND EACH OF THE OTHER PERSONS WHICH AFTER THE DATE HEREOF JOIN AS GUARANTORS HEREUNDER FROM TIME TO TIME (each a "Guarantor" and collectively the "Guarantors"), this __ day of ___________, 20__, jointly and severally, hereby:

1. Absolutely and unconditionally guarantees to the Administrative Agent for the benefit of the Lenders (i) the prompt payment and performance when due (whether at maturity, by declaration, acceleration or otherwise) of all Obligations (as defined in the Credit Agreement) including, without limitation, all existing and future liabilities and obligations of the Debtor to the Administrative Agent and the Lenders, including, without limitation, all extensions, modifications, renewals thereof and substitutions therefor, whether absolute or contingent, direct or indirect, matured or unmatured, sole, joint or several, of any nature whatsoever, without regard to the validity, enforceability or regularity thereof including, without limitation, continuing interest thereon in accordance with the terms thereof and all expenses (including any reasonable costs of legal expenses) incurred by the Administrative Agent or any Lender in enforcing any rights with regard to or collecting against any Guarantor under this Guaranty and Suretyship Agreement (this "Agreement") and (ii) the due and punctual performance of and/or compliance with all of the terms, conditions and covenants contained in each of the Credit Agreement, the Notes (as defined in the Credit Agreement) and the other Loan Documents (as defined in the Credit Agreement) to be performed or complied with by the Debtor and the accuracy of each Debtor's representations and warranties contained in each of the Loan Documents (all of the forgoing are hereinafter collectively referred to as the "Debtor Liabilities"), whether or not such Debtor Liabilities or any portion thereof shall hereafter be released or discharged or for any reason invalid or unenforceable (capitalized terms used in this Agreement that are defined in the Credit Agreement shall have the meanings assigned to them therein unless otherwise defined in this Agreement);

2. Assent to all agreements made or to be made between the Administrative Agent or any Lender and any other Person(s) liable, either absolutely or contingently, on any of the Debtor Liabilities, including any and all such agreements made by any Debtor and any co-maker, endorser, pledgor, surety or guarantor (any such Person being hereinafter referred to as an "Obligor"), and further agree that the Guarantors' liability hereunder shall not be reduced or diminished by such agreements in any way;

3. Consent and agree that the Guarantors' obligations and liabilities hereunder shall in no way be reduced, limited, waived or released if any other Person or Persons is presently or in the future becomes a surety or guarantor in regard to the Debtor Liabilities or any other liabilities among the Debtor, the Administrative Agent and the Lenders; and

4. Consent that the Administrative Agent and the Lenders may, at their option, without in any way affecting the Guarantors' liability hereunder: (i) exchange, surrender or release any or all collateral security or any endorsement, guaranty or surety held by the Administrative Agent or the Lenders for any of the Debtor Liabilities; (ii) renew, extend, modify, supplement, amend, release, alter or compromise the terms of any or all of the Debtor Liabilities; and (iii) waive or fail to perfect the Administrative Agent's and the Lenders' rights or remedies against any Debtor or the collateral security, if any, for any of the Debtor Liabilities.

CONTINUING GUARANTY. This Agreement shall be a continuing one and shall continue in full force and effect until (subject to the terms and conditions of the Section of this Agreement entitled Bankruptcy of the Debtor) Payment In Full. Without limiting the generality of the foregoing, each Guarantor hereby irrevocably waives any right to terminate or revoke this Agreement.

EXTENT OF GUARANTORS' LIABILITY. This Agreement shall be and is intended to be an absolute and unconditional guaranty and suretyship, jointly and severally among the Guarantors, for the aggregate of the Debtor Liabilities including, but not limited to, the Indebtedness evidenced by the Notes. The Administrative Agent may apply any payment received on account of the Debtor Liabilities in such order as the Administrative Agent, in its sole discretion, may elect. The obligations of the Guarantors under this Agreement, when construed collectively with the obligations of any other Guaranty and Suretyship Agreement made by any other Guarantor, if any, to the Administrative Agent (for its benefit and for the benefit of the Lenders) (collectively, jointly and severally, the "Other Guarantors"), are intended to be the joint and several obligations of the Guarantors and the Other Guarantors; and this Agreement, when construed in connection with such other Guaranty Agreements, is intended to be an absolute and unconditional guaranty and suretyship for the aggregate of the Debtor Liabilities subject to the limitation of each Guarantor's total liability hereunder set forth below.

Subject to the remainder of this this Section [Extent of Guarantors' Liability], but otherwise notwithstanding anything to the contrary contained in this Agreement, the maximum liability of each Guarantor under this Agreement shall not exceed the sum of (i) that portion of the Debtor Liabilities, the proceeds of which are used by any Debtor to make Valuable Transfers (as hereinafter defined) to such Guarantor, plus (ii) ninety-five percent (95%) of the Adjusted Net Worth (as hereinafter defined), but only to the extent that Adjusted Net Worth is a positive number, of such Guarantor at the date of this Agreement. For purposes of this Section [Extent of Guarantors' Liability]:

"Adjusted Net Worth" shall mean, as of any date of determination thereof, the excess of (i) the amount of the fair saleable value of the assets of such Guarantor as of the date of such determination, determined in accordance with applicable federal and state laws governing determinations of insolvency of debtors, over (ii) the amount of all liabilities of such Guarantor, contingent or otherwise, as of the date of such determination, determined on the basis provided in the preceding clause (i), in all events prior to giving effect to Valuable Transfers.

"Valuable Transfers" shall mean the amount of the following: (a) all loans, advances, other credit accommodations, or capital contributions made to such Guarantor with proceeds of the Loans, (b) the amount of Letters of Credit issued to support the obligations or Indebtedness of such Guarantor, (c) all debt securities or other obligations or Indebtedness of the Guarantor acquired from such Guarantor or retired, redeemed, purchased or acquired by such Guarantor with proceeds of any Loans or of any Letters of Credit issued to support the obligations or Indebtedness of such Guarantor, (d) all equity securities of such Guarantor acquired from such Guarantor with the proceeds of any Loans or of any drawings on Letters of Credit issued to support the obligations of such Guarantor, (e) the fair market value of all property acquired with proceeds of the Loans or of any drawings on Letters of Credit issued to support the obligations or Indebtedness of such Guarantor and transferred to such Guarantor, (f) the interest on and the fees in respect of the Loans, the proceeds of which are used to make such a Valuable Transfer, and (g) the value of any quantifiable economic benefits not included in clauses (a) through (f) above, but includable in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, accruing to such Guarantor as a result of the Loans or the Letters of Credit.

Each Guarantor agrees that the Debtor Liabilities may at any time and from time to time exceed the maximum liability of such Guarantor hereunder without impairing this Agreement or affecting the rights and remedies of Administrative Agent and Lenders hereunder. No payment or payments made by any Debtor, any Guarantor or any other Person or received or collected by Administrative Agent or any Lender from any Debtor, any Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Debtor Liabilities shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor under this Agreement, and each Guarantor shall, notwithstanding any such payment or payments (other than payments made to Administrative Agent or any Lender by a Guarantor or payments received or collected by Administrative Agent or any Lender from a Guarantor), remain liable for the Debtor Liabilities up to the maximum liability amount of such Guarantor set forth in this Section [Extent of Guarantors' Liability] until the Debtor Liabilities (other than contingent indemnification obligations) are Paid in Full and all Lender Provided Interest Rate Hedges and all Other Lender Provided Financial Services Products have either expired or have been cancelled; provided, however, that, anything herein to the contrary notwithstanding, in no event shall any Guarantor's liability under this Agreement exceed the maximum amount that, after giving effect to the incurring of the obligations hereunder and to any rights to contribution of such Guarantor from the Debtor and other Affiliates of the Debtor, would not render Administrative Agent's and Lenders' right to payment hereunder void, voidable or avoidable under any applicable fraudulent transfer law; and further provided that if a greater amount of the Debtor Liabilities than the maximum liability set forth in this Agreement could be repaid by any Guarantor as a result of an increase in such Guarantor's Adjusted Net Worth subsequent to the date of this Agreement, without rendering Administrative Agent's and Lenders' right to payment hereunder void, voidable or avoidable under any applicable fraudulent transfer law, then the amount of such Guarantor's maximum liability calculated pursuant to this Section [Extent of Guarantors' Liability] shall be calculated based upon such Guarantor's Adjusted Net Worth on such later date, rather than the date of execution of this Agreement.

UNCONDITIONAL LIABILITY. The Guarantors' liability hereunder is absolute and unconditional and shall not be reduced, limited, waived, or released in any way by reason of: (i) any failure of the Administrative Agent or any Lender to obtain, retain, preserve, perfect or enforce any rights against any Person (including without limitation, any Obligor) or in any property securing any or all of the Debtor Liabilities; (ii) the invalidity or irregularity of any such rights that the Administrative Agent and the Lenders may attempt to obtain; (iii) any delay in enforcing or any failure to enforce such rights, even if such rights are thereby lost; (iv) any delay in making demand on any Obligor for payment or performance of any or all of the Debtor Liabilities; or (v) from time to time, the Payment In Full and subsequent incurring of any Debtor Liabilities.

RIGHT OF SET-OFF. If any liability of the Guarantor hereunder is not paid to the Administrative Agent when due, the Administrative Agent and the Lenders may forthwith: (i) set-off against the liabilities of any Guarantor hereunder all moneys owed by the Administrative Agent or any Lender to any Guarantor in any capacity, whether or not then due, and whether provisionally or finally credited upon the Administrative Agent's and the Lenders' books and records; and (ii) sell all or any part of any such property held as collateral on or at the option of the Administrative Agent and the Lenders, at any time or times without advertisement, demand or notice to the Guarantor (any and all of which are hereby waived), except such notice, if any, as may be required by Law and cannot be waived, with the right on the part of the Administrative Agent and the Banks or their respective nominees to become the purchasers thereof at any such sale, free of any equity of redemption and of all other claims.

WAIVER. The Guarantors hereby waive all notice with respect to the present existence or future incurrence of any Debtor Liabilities including, but not limited to, the amount, terms and conditions thereof. The Guarantors hereby consent to the taking of, or failure to take, from time to time, any action of any nature whatsoever permitted by Law with respect to the Debtor Liabilities and with respect to any rights against any Person or Persons (including, without limitation, any Obligor), or in any property including, without limitation, any renewals, extensions, modifications, postponements, compromises, indulgences, waivers, surrenders, exchanges and releases, and the Guarantors will remain fully liable hereunder notwithstanding any or all of the foregoing. The granting of an express written release of any Guarantor's liability hereunder or any other Obligor's liability, in whole or in part, shall be effective only with respect to the liability of such Guarantor or Obligor who is specifically so expressly released but shall in no way affect the liability hereunder of any Guarantor or any Obligor not so expressly released. The dissolution of any Guarantor, or any other Obligor, shall in no way affect the liability hereunder or that of any other Obligor. Each Guarantor hereby expressly waives: (i) notices of acceptance hereof; (ii) any presentment, demand, protest, notice of default in connection with the Debtor Liabilities, dishonor or notice of dishonor; (iii) any right of indemnification; and (iv) any defense arising by reason of any disability or other defense whatsoever to the liability of any Debtor, or any other circumstance which might otherwise constitute a defense available to, or in discharge of, such Guarantor with respect to its obligations hereunder.

No payment by any Guarantor shall entitle any other Obligor, by subrogation, contribution, indemnification or otherwise, to succeed to any of the rights of the Administrative Agent and the Lenders, including rights to any payment made on account of the Debtor Liabilities, regardless of the source of such payment, and no Guarantor shall have any right of subrogation, contribution, indemnification or other rights to be reimbursed, made whole or otherwise compensated by any other Obligor with respect to any payments made hereunder, until Payment In Full. Each Guarantor hereby waives any benefit of and any right to participate in any collateral security now or hereafter held by the Administrative Agent and the Lenders or any failure or refusal by the Administrative Agent and the Lenders to perfect an interest in any collateral security.

BANKRUPTCY OF THE DEBTOR. Neither the Guarantors' obligations to make payment in accordance with the terms of this Agreement nor any remedy for the enforcement hereof shall be impaired, modified, changed, released or limited in any manner whatsoever by any Debtor's bankruptcy or by any impairment, modification, change, release or limitation of (i) the liability of such Debtor, any Person assuming the obligations of such Debtor under the Credit Agreement or any of the other Loan Documents or such Debtor's estate in bankruptcy or (ii) any remedy for the enforcement of the Debtor Liabilities, either of which result from the operation of any present or future provision of any bankruptcy act, Law or equitable cause or from the decision of any court. The Guarantors agree that to the extent that any Debtor or any other Obligor makes any payment or payments to the Administrative Agent or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be paid to a trustee, receiver or any other Person under any bankruptcy act, Law or equitable cause, then to the extent of such payment, the Debtor Liabilities or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

PAYMENT OF COSTS. In addition to all other liabilities of the Guarantors hereunder, the Guarantors also agree to pay to the Administrative Agent on demand all reasonable costs and expenses (including reasonable attorneys' fees and legal expenses) which may be incurred in the enforcement or collection of the liabilities of the Guarantors hereunder.

PRIMARY LIABILITY OF THE GUARANTORS. The Guarantors agree that their joint and several obligations hereunder are primary obligations, not secondary obligations, and that this Agreement may be enforced by the Administrative Agent and the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Loan Documents, or any collateral now or hereafter securing the Debtor Liabilities or otherwise, and each Guarantor hereby waives the right to require the Administrative Agent and the Lenders to proceed against any other Obligor or to require the Administrative Agent and the Lenders to pursue any other remedy or enforce any other right. The Guarantors further agree that nothing contained herein shall prevent the Administrative Agent and the Lenders from suing on the Loan Documents, or any of them, or foreclosing their Lien, if any, on any collateral hereafter securing the Debtor Liabilities or from exercising any other rights available under the Loan Documents, or any other instrument of security if neither the Debtor nor the Guarantors timely perform the obligations of the Debtor thereunder, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of the obligations of the Guarantors thereunder; it being the purpose and intent of the Guarantors that the obligations of the Guarantors hereunder shall be absolute, independent and unconditional. Neither the obligations of the Guarantors under this Agreement nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of any Debtor or by reason of the bankruptcy or insolvency of any Debtor. If acceleration of the time for payment of any amount payable by any Debtor is stayed upon the insolvency or bankruptcy of such Debtor, amounts otherwise subject to acceleration under the terms of the Loan Documents including, without limitation, interest at the rates set forth in the Credit Agreement occurring after the date of such bankruptcy or insolvency, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent. The Guarantors acknowledge that the term "Debtor Liabilities" as used herein includes, without limitation, any payments made by any Debtor to the Administrative Agent or the Lenders and subsequently recovered by such Debtor or a trustee for such Debtor pursuant to bankruptcy or insolvency proceedings.

RIGHTS OF THE GUARANTORS. All rights and remedies of the Guarantors against the Debtor or any property of the Debtor or any collateral security for any of the Debtor Liabilities, whether arising by promissory note, subrogation, security agreement, mortgage or otherwise, shall in all respects be and remain subordinate and junior in right of payment and priority to the prior Payment In Full to the Administrative Agent and the Lenders of all Debtor Liabilities and to the priority of the Administrative Agent and the Lenders in any property of the Debtor and any collateral security for any of the Debtor Liabilities. Any amount which may have been paid to any Guarantor in violation of the preceding sentence or, following written notice to the Guarantors by the Administrative Agent given during the existence of an Event of Default and invoking the subordination terms set forth herein, any amount paid on account of any other Indebtedness of any Debtor to any Guarantor, when all of the Debtor Liabilities shall not have been indefeasibly Paid in Full, shall be held by the undersigned in trust for the benefit of the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Debtor Liabilities, whether matured or unmatured.

NOTICE TO THE ADMINISTRATIVE AGENT AND THE LENDERS BY THE GUARANTORS. Any notice to the Administrative Agent or the Lenders by the Guarantors pursuant to the provisions hereof shall be sent, and shall be effective, in accordance with Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement. Notice by the Guarantors shall not, in any way, reduce, diminish or release the liability of any other Obligor. In the event that this Agreement is preceded or followed by any other guaranty or surety agreement(s) regarding the Debtor or any other Person, all rights granted to the Administrative Agent and the Lenders in such agreement(s) shall be deemed to be cumulative and this Agreement shall not, in such event, be deemed to be cancelled, superseded, terminated or in any way limited.

JOINDER. Upon the execution and delivery by any other Person of a Guarantor Joinder, such Person shall become a "Guarantor" hereunder with the same force and effect as if it were originally a party to this Agreement and named as a "Guarantor" on the signature pages hereto. The execution and delivery of any such Guarantor Joinder shall not require the consent of any Guarantor or any Obligor, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

MISCELLANEOUS. This Agreement and the obligations of the Guarantors hereunder shall be binding upon the Guarantors and their respective successors, permitted assigns and other legal representatives, and shall inure to the benefit of the Administrative Agent and the Lenders and their respective endorsers, successors and assigns forever. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. All matters arising hereunder shall be governed by the Laws of the State of New York without regard to any conflicts of laws principles which would dictate a contrary choice of law, and the parties hereto agree to the jurisdiction and venue of the courts of the State of New York sitting in Manhattan and of the United States District Court of the Southern District of New York with respect to any suit arising in connection herewith.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

WAIVER OF TRIAL BY JURY. EACH OF THE UNDERSIGNED HEREBY EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND IT WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

[INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE - GUARANTY AND SURETYSHIP AGREEMENT]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, executed and delivered this Agreement on the day and year first above written as a document under seal.

[____________________________________]

By:
Name:
Title:

EXHIBIT 1.1(R)

FORM OF
REVOLVING CREDIT NOTE

$_______________	___________ ___, 2018

FOR VALUE RECEIVED, the undersigned, NEW JERSEY NATURAL GAS COMPANY, a New Jersey corporation (herein called the "Borrower"), hereby promises to pay to the order of _______________ (the "Lender"), the lesser of (i) the principal sum of _______________ Dollars (U.S. $__________), or (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by the Lender to the Borrower pursuant to the Amended and Restated Credit Agreement, dated as of December 5, 2018, among the Borrower, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and PNC Bank, National Association, as administrative agent (hereinafter referred to in such capacity as the "Administrative Agent") (as amended, restated, modified, or supplemented from time to time, the "Credit Agreement"), payable on such dates as set forth in the Credit Agreement, with the entire outstanding balance due and payable by 11:00 a.m. (Eastern Standard Time) on the Expiration Date, together with interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to, or as otherwise provided in, the Credit Agreement.

Interest on the unpaid principal balance hereof from time to time outstanding from the date hereof will be payable on the dates and at the times provided for in the Credit Agreement. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent, each Revolving Credit Loan hereunder if not paid when due shall bear interest at a rate per annum as set forth in Section 4.3 of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim, or other deduction of any nature at the office of the Administrative Agent located at PNC Firstside Center, 4th Floor, 500 First Avenue, Pittsburgh, Pennsylvania 15219, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.

This Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants and conditions contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the "Borrower" and the "Lender" shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to its conflicts of law principles.

[This Note amends and restates, but does not constitute a novation of the indebtedness evidenced by, that certain Revolving Credit Note in the maximum principal amount of _______________, dated as of May 15, 2014, issued by the Borrower in favor of the Lender.]

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE TO REVOLVING CREDIT NOTE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Note by its duly authorized officer with the intention that it constitutes a sealed instrument.

NEW JERSEY NATURAL GAS
COMPANY, a New Jersey corporation

By:
Name:
Title:

EXHIBIT 1.1(S)

FORM OF
SWING LOAN NOTE

$30,000,000.00	December 5, 2018

FOR VALUE RECEIVED, the undersigned, NEW JERSEY NATURAL GAS COMPANY, a New Jersey corporation (herein called the "Borrower"), hereby promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Lender"), the lesser of (i) the principal sum of Thirty Million and 00/100 Dollars (U.S. $30,000,000.00), or (ii) the aggregate unpaid principal balance of all Swing Loans made by the Lender to the Borrower pursuant to the Amended and Restated Credit Agreement, dated as of December 5, 2018, among the Borrower, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and PNC Bank, National Association, as administrative agent (hereinafter referred to in such capacity as the "Administrative Agent") (as amended, restated, modified, or supplemented from time to time, the "Credit Agreement"), payable on such dates as set forth in the Credit Agreement, with the entire outstanding balance due and payable by 11:00 a.m. (Pittsburgh time) on the Expiration Date, together with interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to, or as otherwise provided in, the Credit Agreement.

Interest on the unpaid principal balance hereof from time to time outstanding from the date hereof will be payable on the dates and at the times provided for in the Credit Agreement. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent, each Swing Loan hereunder if not paid when due shall bear interest at a rate per annum as set forth in Section 4.3 of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim, or other deduction of any nature at the office of the Lender located at PNC Firstside Center, 4th Floor, 500 First Avenue, Pittsburgh, Pennsylvania 15219, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.

This Note is the Swing Loan Note referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties,. covenants and conditions contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the "Borrower" and the "Lender" shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to its conflicts of law principles.

This Note amends and restates, but does not constitute a novation of the indebtedness evidenced by, that certain Swing Loan Note in the maximum principal amount of $30,000,000.00, dated as of May 15, 2014, issued by the Borrower in favor of the Lender.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE TO SWING LOAN NOTE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Note by its duly authorized officer with the intention that it constitutes a sealed instrument.

NEW JERSEY NATURAL GAS
COMPANY, a New Jersey corporation

By:
Name:
Title:

EXHIBIT 2.4

FORM OF
LOAN REQUEST

TO:	PNC Bank, National Association, Administrative Agent
PNC Firstside Center, 4th Floor
500 First Avenue
Pittsburgh, Pennsylvania 15219
Attn: Steven Santoro
Phone: 412-768-5447
Fax: 412-705-2400
Email: steven.santoro@pnc.com

FROM:	New Jersey Natural Gas Company (the "Borrower")

RE:	Amended and Restated Credit Agreement (as amended, restated, supplemented or modified from time to time, the "Agreement"), dated as of December 5, 2018, by and among the Borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time, and PNC Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent")

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Agreement.

A. Pursuant to Section 2.4 of the Agreement, the undersigned Borrower irrevocably requests [check one line under 1(a) below and fill in blank space next to the line as appropriate]:

1(a)	_____	A new Revolving Credit Loan

OR

	_____	Renewal of the LIBOR Rate Option applicable to an outstanding Revolving Credit Loan originally made on __________ ___, ____

OR

	_____	Conversion of the Base Rate Option applicable to an outstanding Revolving Credit Loan originally made on __________ ___, ____ to a Loan to which the LIBOR Rate Option applies

OR

	_____	Conversion of the LIBOR Rate Option applicable to an outstanding Revolving Credit Loan originally made on __________ ___, ____ to a Loan to which the Base Rate Option applies

SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST:

[check one line under 1(b) below and fill in blank spaces in line next to line]:

1(b)	_____	Under the Base Rate Option. Such Loan shall have a Borrowing Date of __________ ___, ____ (which date shall be (i) the proposed Borrowing Date, upon receipt by the Administrative Agent by 1:00 p.m. of this Loan Request for making a new Revolving Credit Loan to which the Base Rate Option applies, or (ii) the last day of the preceding Interest Period if a Loan to which the Euro-Rate Option applies is being converted to a Loan to which the Base Rate Option Applies).

OR

	_____	Under the LIBOR Rate Option. Such Loan shall have a Borrowing Date of __________ ___, ____ (which date shall be (i) three (3) Business Days after the Business Day of receipt by the Administrative Agent by 1:00 p.m. of this Loan Request for making a new Revolving Credit Loan to which the LIBOR Rate Option applies, renewing a Loan to which the LIBOR Rate Option applies, or converting a Loan to which the Base Rate Option applies to a Loan to which the LIBOR Rate Option applies.

2. Such Loan is in the principal amount of U.S. $_______________ or the principal amount to be renewed or converted is U.S. $_______________ [for Revolving Credit Loans under Section 2.4 not to be less than $3,000,000 and in increments of $1,000,000 for each Borrowing Tranche to which the LIBOR Rate Option applies and not less than the lesser of $1,000,000 and in integral multiples of $100,000 or the maximum amount available for each Borrowing Tranche to which the Base Rate Option applies].

3. [Complete blank below if the Borrower is selecting the LIBOR Rate Option]: Such loan shall have an Interest Period of [one, two, three or six] Months. __________

B. [As of the date hereof and the date of making of the above requested Loan (and after giving effect thereto), the Loan Parties have performed and complied with all covenants and conditions of the Agreement and the other Loan Documents; all of the representations and warranties of the Loan Parties in the Agreement and in the other Loan Documents are true and correct in all respects (in the case of any representation or warranty containing a materiality modification) or in all material respects (in the case of any representation or warranty not containing a materiality modification) with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties were true and correct in all respects on and as of the specific dates or times referred to therein); no Event of Default or Potential Default has occurred and is continuing; and the making of such Loan shall not contravene any Law applicable to the Loan Parties or any of the Lenders.]1

2

C.	[The undersigned hereby irrevocably requests [check one line under paragraph 1 below and fill in blank space next to the line as appropriate]:

1. _____ Funds to be deposited into PNC bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: $___________.

_____ Funds to be wired per the following wire instructions:

$_______________ Amount of Wire Transfer

Bank Name:

ABA:

Account Number:

Account Name:

Reference:

_____ Funds to be wired per the attached Funds Flow (multiple wire transfers)]2

[SIGNATURE PAGE FOLLOWS]

____________________
1 Required only for new Loans. Not required for conversions, renewals or continuation of interest rates with respect to existing Loans.
2 Required only for new Loans. Not required for conversions, renewals or continuation of interest rates with respect to existing Loans.

3

[SIGNATURE PAGE TO LOAN REQUEST]

The undersigned certifies to the Administrative Agent as to the accuracy of the foregoing.

NEW JERSEY NATURAL GAS
COMPANY, A New Jersey corporation

Dated: __________ ____, 20__	By:
Name:
Title:

EXHIBIT 2.5

FORM OF
SWING LOAN REQUEST

TO:	PNC Bank, National Association, Administrative Agent
PNC Firstside Center, 4th Floor
500 First Avenue
Pittsburgh, Pennsylvania 15219
Attn: Steven Santoro
Phone: 412-768-5447
Fax: 412-705-2400
Email: steven.santoro@pnc.com

FROM:	New Jersey Natural Gas Company (the "Borrower")

RE:	Amended and Restated Credit Agreement (as amended, restated, supplemented or modified from time to time, the "Agreement"), dated as of December 5, 2018, by and among the Borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time, and PNC Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent")

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Agreement.

Pursuant to Section 2.5 of the Agreement, the undersigned hereby makes the following Swing Loan Request:

1.	Aggregate Principal Amount of Swing Loans: [amount shall be in integral multiples of $50,000.00 and not less than $250,000.00]	U.S. $________

2.	Proposed Borrowing Date: [this Swing Loan Request must be received by the Swing Lender by 2:00 p.m. prevailing Eastern time on the proposed Borrowing Date]	___________

3. As of the date hereof and the date of making of the above requested Swing Loan (and after giving effect thereto), the Loan Parties have performed and complied with all covenants and conditions of the Agreement and the other Loan Documents; all of the representations and warranties of the Loan Parties in the Agreement and in the other Loan Documents are true and correct in all respects (in the case of any representation or warranty containing a materiality modification) or in all material respects (in the case of any representation or warranty not containing a materiality modification) with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties were true and correct in all respects on and as of the specific dates or times referred to therein); no Event of Default or Potential Default has occurred and is continuing; and the making of such Swing Loan shall not contravene any Law applicable to the Loan Parties or any of the Lenders.

4. The undersigned hereby irrevocably requests [check one line under (a) below and fill in blank space next to the line as appropriate]:

(a) _____ Funds to be deposited into PNC bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: $__________.

_____ Funds to be wired per the following wire instructions:

$_______________ Amount of Wire Transfer

Bank Name:

ABA:

Account Number:

Account Name:

Reference:

_____ Funds to be wired per the attached Funds Flow (multiple wire transfers)

[SIGNATURE PAGE FOLLOWS]

2

[SIGNATURE PAGE TO SWING LOAN REQUEST]

The undersigned hereby certifies to the Lenders the accuracy of the foregoing.

Dated: ___________ _____, 20___
NEW JERSEY NATURAL GAS
COMPANY, a New Jersey corporation

By:
Name:
Title:

EXHIBIT 2.11

FORM OF
LENDER JOINDER AND ASSUMPTION AGREEMENT

THIS LENDER JOINDER AND ASSUMPTION AGREEMENT (the "Joinder") is made as of __________________, 20__ (the "Effective Date") by ________________________ (the "New Lender").

Background

Reference is made to the Amended and Restated Credit Agreement (as amended, restated, supplemented or modified from time to time, the "Agreement"), dated as of December 5, 2018 by and among New Jersey Natural Gas Company, as the Borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time, and PNC Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent"). Capitalized terms defined in the Credit Agreement are used herein as defined therein and the rules of construction set forth in Section 1.2 of the Credit Agreement shall apply to this Joinder.

Agreement

1. In consideration of the Administrative Agent's consent to the New Lender becoming a Lender pursuant to Section 2.11 [Increase in Revolving Credit Commitments] or the New Lender becoming an Additional Commitment Lender pursuant to Section 2.12 [Extension of the Expiration Date] of the Credit Agreement, the New Lender agrees that effective as of the Effective Date it shall become, and shall be deemed to be, a Lender under the Credit Agreement and each of the other Loan Documents and agrees that from the Effective Date and so long as the New Lender remains a party to the Credit Agreement, such New Lender shall assume the obligations of a Lender with a Revolving Credit Commitment under and perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a Lender with a Revolving Credit Commitment and shall be entitled to the benefits, rights and remedies set forth therein and in each of the other Loan Documents. Without limiting the generality of the foregoing, the New Lender hereby agrees, severally and not jointly, to provide a Revolving Credit Commitment to the Borrower on the Effective Date in Dollars in an aggregate principal amount equal to the amount set forth opposite such New Lender’s name on Schedule I attached hereto (the “New Lender Revolving Credit Commitment”), on the terms set forth herein and in the Credit Agreement (as amended hereby), and subject to the conditions set forth herein. The New Lender Revolving Credit Commitment shall be deemed to be a “Revolving Credit Commitment” as defined in the Credit Agreement (as amended hereby) for all purposes of the Loan Documents having terms and provisions identical to those applicable to the Revolving Credit Commitments outstanding immediately prior to the Effective Date (the “Existing Revolving Credit Commitments”).

2. The New Lender acknowledges and agrees that the Administrative Agent and each Lender make no representation or warranty and assume no responsibility with respect to: (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto, or (ii) the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its or their obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto.

3. The New Lender: (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.3.1 [Quarterly Financial Statements] or Section 8.3.2 [Annual Financial Statements] thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, (iv) agrees that it will become a party to and be bound by the Credit Agreement on the Effective Date as if it were an original Lender with a Revolving Credit Commitment thereunder and will have the rights and obligations of a Lender with a Revolving Credit Commitment thereunder and will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender with a Revolving Credit Commitment, and (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

4. Following the execution of this Joinder, it will be delivered to the Loan Parties and the Administrative Agent for acceptance and for recording by the Administrative Agent. Upon such acceptance and recording, as of the Effective Date, (i) the New Lender shall be a party to the Credit Agreement and, to the extent provided in this Joinder, have the rights and obligations of a Lender with a Revolving Credit Commitment thereunder and under the Loan Documents, and (ii) the Revolving Credit Commitment of the New Lender shall be as set forth in Schedule I hereto.

5. Upon such acceptance and recording from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes evidencing the Revolving Credit Loans in respect and to the extent of the interest of the New Lender assumed hereby, including, all payments of principal, interest, fees, costs and expenses with respect thereto, as are allocated ratably to the Lenders.

6. To the extent that any Revolving Credit Loans are outstanding as of the Effective Date, the New Lender shall make Revolving Credit Loans to the Borrowers on the Effective Date in an amount such that its share of all Revolving Credit Loans outstanding (after giving effect to the Revolving Credit Loans of the New Lender and assuming that no Lender failed to make Revolving Credit Loans) are in the same proportion as the Revolving Credit Commitment of the New Lender bears to the Revolving Credit Commitments of all the Lenders (after giving effect to the Revolving Credit Commitment of the New Lender).

7. This Joinder shall be deemed to be a contract under the Laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to its conflict of laws principles.

8. This Joinder may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and delivery of executed signature pages hereof by telecopy or other electronic transmission from one party to another shall constitute effective and binding execution and delivery of this Joinder by such party.

The New Lender is executing and delivering this Joinder as of the Effective Date and acknowledges that it shall: (A) share ratably in all Revolving Credit Loans borrowed by the Borrowers, as applicable, on and after the Effective Date; (B) participate in all new Revolving Credit Loans at the Base Rate Option and at the Euro-Rate Option borrowed by the Borrowers, as applicable, on and after the Effective Date according to its ratable share of the Revolving Credit Commitments; and (C) participate in all Letters of Credit outstanding on the Effective Date and issued by the Issuing Lender thereafter according to its ratable share of the Revolving Credit Commitments.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO LENDER JOINDER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, the New Lender has duly executed and delivered this Joinder as of the Effective Date.

[ADDITIONAL LENDER]

By:
Name:
Title:

Address for Notices:

[ACKNOWLEDGEMENT TO LENDER JOINDER AND ASSUMPTION AGREEMENT]

ACKNOWLEDGED:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

BORROWER:

NEW JERSEY NATURAL GAS COMPANY

By:
Name:
Title:

SCHEDULE 1

Commitments of New Lender After Giving Effect to
the Lender Joinder and Assumption Agreement

Amount of Revolving
Lender	Credit Commitment

EXHIBIT 5.7

FORM OF
COMMITMENT REDUCTION NOTICE

TO:	PNC Bank, National Association, Administrative Agent
PNC Firstside Center, 4th Floor
500 First Avenue
Pittsburgh, Pennsylvania 15219
Attn: Steven Santoro
Phone: 412-768-5447
Fax: 412-705-2400
Email: steven.santoro@pnc.com

FROM:	New Jersey Natural Gas Company (the "Borrower")

RE:

Amended and Restated Credit Agreement (as amended, restated, supplemented or modified from time to time, the "Agreement"), dated as of December 5, 2018, by and among the Borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time, and PNC Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent")

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Agreement.

Pursuant to Section 5.7 of the Agreement, the Borrower irrevocably gives notice that:

The Revolving Credit Commitments are reduced as of ________ ___, 20___ (insert date at least five (5) Business Days after the Business Day on which the Administrative Agent receives the Commitment Reduction Notice) (the “Effective Date”) by $__________ (insert amount equal to but not less than $5,000,000 or an integral multiple thereof). The aggregate amount of Revolving Credit Commitments outstanding after giving effect to the reduction of the Revolving Credit Commitments is $__________ (the “Reduced Revolving Credit Commitments”). The aggregate outstanding principal amount of all Revolving Facility Usage as of the date hereof is $__________ and the aggregate outstanding principal amount of all Revolving Facility Usage as of the Effective Date shall not exceed the Reduced Revolving Credit Commitments).

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO COMMITMENT REDUCTION NOTICE]

Dated: ___________ ____, 20___
NEW JERSEY NATURAL GAS
COMPANY, A New Jersey corporation

By:
Name:
Title:

EXHIBIT 5.10.7(A)
[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of December 5, 2018 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among New Jersey Natural Gas Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, and PNC Bank, National Association, in its capacity as administrative agent.

Pursuant to the provisions of Section 5.10 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ___________________ ______ , 20[ ]

EXHIBIT 5.10.7(B)
[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of December 5, 2018 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among New Jersey Natural Gas Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, and PNC Bank, National Association, in its capacity as administrative agent.

Pursuant to the provisions of Section 5.10 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code].

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: __________ __, 20[  ]

EXHIBIT 5.10.7(C)
[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of December 5, 2018 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among New Jersey Natural Gas Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, and PNC Bank, National Association, in its capacity as administrative agent.

Pursuant to the provisions of Section 5.10 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: __________ __, 20[  ]

EXHIBIT 5.10.7(D)
[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Banks That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of December 5, 2018 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among New Jersey Natural Gas Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, and PNC Bank, National Association, in its capacity as administrative agent.

Pursuant to the provisions of Section 5.10 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________ __, 20[  ]

EXHIBIT 8.3.3

FORM OF
COMPLIANCE CERTIFICATE

________ ___, 20___

PNC Bank, National Association, as Administrative Agent
PNC Firstside Center
4th Floor
500 First Avenue
Pittsburgh, PA 15219
and each Lender party to the Credit Agreement (defined below)

Ladies and Gentlemen:

I refer to the Amended and Restated Credit Agreement dated as of December 5, 2018 (as amended, supplemented, restated or modified from time to time, the "Credit Agreement") among New Jersey Natural Gas Company (the "Borrower"), the Lenders party thereto, the Guarantors party thereto and PNC Bank, National Association in its capacity as administrative agent for the Lenders (the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings. References herein to Sections of the Credit Agreement are qualified, in their entirety, by the applicable provision of the Section of the Credit Agreement so referred to and together with all related provisions and definitions referred to in such Section or incorporated therein.

I, __________________, [Chief Executive Officer/President/Chief Financial Officer/Treasurer] of the Borrower, do hereby certify on behalf of the Borrower as of the [fiscal quarter/fiscal year ended ________ ___, 20__] (the "Report Date"), as follows:

(1)

Maximum Leverage Ratio (Section 8.2.12). The ratio of (A) Consolidated Total Indebtedness to (B) Consolidated Total Capitalization of the Borrower and its Subsidiaries is _________ to 1.00 as of the Report Date, which is not more than the maximum permitted ratio of 0.65 to 1.00.

	(A)	Consolidated Total Indebtedness, as of the Report Date, is computed as follows:

(i)	borrowed moneys	$__________

(ii)	note purchase or acceptance credit facilities	$__________

(iii)	reimbursement obligations (contingent or otherwise) under any letter of credit	$__________

(iv)	other transactions similar to borrowed money	$__________

PNC Bank, National Association, as Administrative Agent
and each Lender party to the Credit Agreement
________ ___, 20___

	(v)	Hedging Transaction Indebtedness (excluding Hedging Transaction Indebtedness related to non-commodity Hedging Transactions)	$__________

	(vi)	Guarantees of Hedging Transaction Indebtedness (excluding Hedging Transaction Indebtedness related to non-commodity Hedging Transactions) and of borrowed money transactions	$__________

	(vii)	Hybrid Securities described in clause (i) of the definition of "Hybrid Security" in the Credit Agreement	$__________

	(viii)	mandatory repayment obligations with respect to Hybrid Securities described in clause (ii) of the definition of "Hybrid Security" in the Credit Agreement	$__________

	(ix)	sum of items (i) through (viii) equals Consolidated Total Indebtedness	$__________

(B)	Consolidated Total Capitalization, as of the Report Date, is computed as follows:

	(i)	Consolidated Total Indebtedness (see item (1)(A)(ix) above)	$__________

	(ii)	Common Shareholders' Equity	$__________

	(iii)	Preferred Shareholders' Equity	$__________

	(iv)	sum of items (i) through (iii) equals Consolidated Total Capitalization	$__________

(2)

The aggregate net book value of all assets sold by the Borrower and its Subsidiaries as permitted by Section 8.2.6(j) of the Credit Agreement, as of the Report Date is $________, which amount does not exceed the permitted amount of $________ (such permitted amount for any fiscal year shall be equal to 5% of consolidated total assets of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP).

(3)

As of the Report Date, all of the representations and warranties of the Loan Parties in the Credit Agreement and in the other Loan Documents are true and correct in all respects (in the case of any representation or warranty containing a materiality modification) or in all material respects (in the case of any representation or warranty not containing a materiality modification) with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties were true and correct in all respects on and as of the specific dates or times referred to therein). No event has occurred and is continuing which constitutes an Event of Default or Potential Default.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of __________, 20___.

By:
Name:
Title:	[Chief Executive Officer/President/
Chief Financial Officer/Treasurer]